                                                                   EXHIBIT 10.25

             DATED                                           1999



                       PRIMUS TELECOMMUNICATIONS LIMITED
                                  as Borrower



                                    - and -



                                ERICSSON I.F.S.
                                   as Lender



                       ________________________________

                                 GBP 21,250,000
                             MULTI-CURRENCY CREDIT
                               FACILITY AGREEMENT
                       ________________________________



                                   EVERSHEDS
                              S O L I C I T O R S
                 International Banking and Finance Department
                    Senator House, 85 Queen Victoria Street
                                London EC4V 4JL
                  Tel: +44 20 7919 4500 Fax: +44 20 7919 4919

     TABLE OF CONTENTS


CONTENTS

Clause                                                                          Page
1.   DEFINITIONS AND INTERPRETATION...........................................     1
2.   THE FACILITY.............................................................     7
3.   PURPOSE..................................................................     7
4.   CONDITIONS PRECEDENT.....................................................     7
5.   AVAILABILITY OF THE FACILITY.............................................     7
6.   AVAILABILITY OF THE MULTI-CURRENCY OPTION................................     9
7.   AMOUNTS OF ADVANCES......................................................    10
8.   INTEREST PERIODS.........................................................    10
9.   INTEREST.................................................................    10
10.  ALTERNATIVE INTEREST RATES...............................................    11
11.  REPAYMENT................................................................    11
12.  PREPAYMENT...............................................................    12
13.  REPRESENTATIONS AND WARRANTIES...........................................    12
14.  COVENANTS................................................................    13
15.  EVENTS OF DEFAULT........................................................    17
16.  PAYMENTS.................................................................    20
17.  PAYMENT AND EXCHANGE RATE INDEMNITIES....................................    21
18.  CHANGES IN CIRCUMSTANCES, TERMINATION OF COMMITMENT AND INCREASED COSTS..    22
19.  SET-OFF..................................................................    23
20.  WAIVERS..................................................................    24
21.  COSTS AND EXPENSES.......................................................    24
22.  BENEFIT OF AGREEMENT AND TRANSFERS.......................................    24
23.  NOTICES..................................................................    25
24.  CONFIDENTIALITY..........................................................    25
25.  LAW......................................................................    26
THE FIRST SCHEDULE............................................................    27
THE SECOND SCHEDULE...........................................................    30
THE THIRD SCHEDULE............................................................    32
ANNEXURE A....................................................................    43
THE FOURTH SCHEDULE...........................................................    44
EXECUTION PAGE................................................................    46

MULTI-CURRENCY CREDIT FACILITY AGREEMENT

DATED:              1999

PARTIES:

(1)  PRIMUS TELECOMMUNICATIONS LIMITED as Borrower;

(2)  ERICSSON I.F.S. as Lender.


RECITALS:

(A) Under the terms of the Supply Contract, the Borrower has agreed to purchase, and the Supplier has agreed to supply the Equipment, the Software and related services.

(B) The Lender has agreed to provide finance to the Borrower in the maximum aggregate principal amount of the Facility Amount in order to assist the Borrower and the Primus Affiliates with certain of their respective payment obligations in relation to the Equipment and Software under Purchase Orders issued in accordance with the terms of the Supply Contract.


OPERATIVE TERMS:

1.   DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise defined in this Agreement or the context otherwise requires, terms defined in the Supply Contract shall have the same meaning when used in this Agreement.

1.2  In this Agreement:

     "Advance" means an advance made by the Lender as referred to in Clause 5, being any amount up to the aggregate VAT exclusive amount due under all invoices specified in the Notice of Drawdown in respect of such Advance, (in each case as the same may from time to time be reduced by prepayment and/or repayment) made or to be made under this Agreement (together the "Advances");

     "Affiliate" of a company or corporate body means any company or corporate body:

     (i) which is controlled, direct or indirectly, by the first mentioned company or corporate body; and/or

     (ii) more than half the issued equity capital of which is beneficially owned, direct or indirectly, by the first mentioned company or corporate body; and/or

     (iii) which is a Affiliate of another Affiliate of the first mentioned company or corporate body; and/or

     (iv) unless the context otherwise requires, which is a subsidiary undertaking (within the meaning of section 21 of the Companies Act
            1989) of the first mentioned company or corporate body

     and, for these purposes, a company or corporate body will be treated as being controlled by another if that other company or corporate body is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

     "Affiliate Undertaking" means the guarantee indemnity and undertaking to be given by each Primus Affiliate in the form set out in the Third Schedule (or with such amendments to it as the Lender may agree);

     "Agreed Value" means, in relation to any Equipment, the full replacement value of such Equipment;

     "Agreement" means, at any point in time, this document as amended, varied, supplemented or novated up to that point in time;

     "Applicable Margin" means a rate of 5.8 per cent. per annum;

     "Applicable Schedule" means, in relation to each Advance, a schedule of payments in the form attached to the Notice of Drawdown for such Advance;

     "Available Facility"means, save as otherwise provided in this Agreement, the Commitment less (1) the Sterling Amount or the equivalent amount of an Optional Currency of each Advance which is then outstanding under this Agreement and (2) any amount which is due to be repaid on a Repayment Date;

     "Availability Period" means, subject to the terms of Clause 5.3, a period commencing on the date of this Agreement and terminating on the Termination Date;

     "Borrower" means Primus Telecommunications Limited, a company incorporated in England with registered number 02937312 and having its registered office at 4 Victoria Street, London SW1H 0NE (and includes its successors and permitted assigns and any person with whom it may amalgamate);

     "Charge" means:

     (i) in respect of Equipment and Software to be purchased by the Borrower pursuant to a Purchase Order, a fixed charge to be executed by the Borrower in relation to such Equipment and Software; and

     (ii) in respect of Equipment and Software to be purchased by a Primus Affiliate pursuant to a Purchase Order, a security interest having the characteristics of a fixed charge (as that expression is understood under English law) in relation to such Equipment and Software, each to be in form and content satisfactory to the Lender (together the "Charges");

     "Commencement Date" means the 1 January, 1999, being the date for commencement of the third stage of EMU;

     "Commitment" means (Pounds)21,250,000 as such amount may be reduced, cancelled or terminated in accordance with the terms of this Agreement (or as otherwise may be agreed in writing between the Lender and the Borrower);

     "Disposition" means an assignment, novation or transfer of any or all of the Lender's rights or obligations or interest in, under and to this Agreement and/or any of the Documents;

     "Documents" means this Agreement, the Equipment Charge, the Charges, the Guarantee and any Affiliate Undertakings (each a "Document");

     "Drawdown Date" means, in relation to an Advance, the date upon which the Borrower has requested such Advance to be advanced to it pursuant to clause 5 or (as the context requires) the date on which such Advance is actually advanced to the Borrower under this Agreement;

     "EMU" means economic and monetary union as contemplated by the Treaty;

     "EMU Legislation" means Council Regulation (EC) No 974/98 on the introduction of the euro and the other legislative measures of the Council of the European Union for the introduction and operation of the euro;

     "Equipment" means the items of Hardware and Software purchased by the Borrower pursuant to the Supply Contract;

     "Equipment Charge" means an equipment charge of even date with this Agreement and made between the Borrower and the Lender;

     "Ericsson Affiliate" means any Affiliate of Telefonaktiebolaget LM Ericsson from time to time;

     "Event of Default" means any of those events specified in Clause 15;

     "Facility" means the multi-currency credit facility granted to the Borrower in this Agreement;

     "Facility Amount" means the amount specified in Clause 2.2 (or the equivalent in an Optional Currency) (or as otherwise may be agreed in writing between the Lender and the Borrower);

     "Final Acceptance Date" means, in relation to each Purchase Order, the date of Final Acceptance as calculated in accordance with the terms of Clause 21 of the Supply Contract;

     "Final Repayment Date" means, in relation to the Facility, the earlier of
     (i) the final Repayment Date in respect of the last Advance made in accordance with Clause 5.5 and (2) the date falling sixty months after the Termination Date;

     "Frame Agreement" means, the frame agreement dated on or about the date of this Agreement and made between the Supplier and the Borrower (as such frame agreement may be amended, varied, supplemented or novated from time to time);

     "Guarantee" means a guarantee of even date with this Agreement and made between the Guarantor and the Lender (in a form approved by the Lender);

     "Guarantor" means Primus Telecommunications Group Inc, a company incorporated in under the laws of the State of Delaware, USA, and having its principal place of business at 1700 Old Meadow Road, McLean, Virginia 22102, U.S.A. (and includes its successors and permitted assigns and any person with whom it may amalgamate);

     "Hardware" means the Hardware as specified in the Purchase Order;

     "Interest Payment Date" means, in relation to an Advance, the date for payment of interest in respect of such Advance as referred to in Clause 9.1;

     "Interest Period" means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 8.2;

     "Lender" means Ericsson I.F.S., a company incorporated in Ireland with registered number 150734 and having its registered office at International House, 3 Harbourmaster Place, IFSC, Dublin 1, Republic of Ireland (and includes its successors and permitted assigns and any person with whom it may amalgamate);

     "LIBOR" means the arithmetic mean (rounded up to the next higher one hundred thousandth of a percentage point) of the rate per annum of the offered quotations for deposits in the currency of the relevant Advance for a period equal or comparable to the relevant Interest Period in an amount comparable to the Advance:

     (i) which appear on the page designated as page "LIBP" on the Reuters Monitor Money Rates Service as of 10.00 a.m. (London time) in the case of Sterling (or such other page as may be appropriate for the relevant Optional Currency) (or such other pages as may replace page LIBP or the relevant page for the relevant Optional Currency on that service); or

     (ii) (in circumstances where fewer than two quotations appear on the LIBP page (or such other page as may be appropriate for the relevant Optional Currency) or there is no LIBP page (or such other page as may be appropriate for the relevant Optional Currency) for such date) which are offered by the Reference Banks (or, as the case may be, such of the Reference Banks as shall offer quotations) as of 10.00 a.m. (London time);

     "Loan" means the aggregate principal amount for the time being outstanding under this Agreement;

     "Loss Date" shall have the meaning ascribed to it in Clause 14.4;

     "Maximum Amount" means the aggregate maximum amount to be advanced by the Lender in relation to each Purchase Order (being 85% of the Price (exclusive of VAT) payable under each such Purchase Order);

     "Notice of Drawdown" means a notice substantially in the form set out in the First Schedule or in such other form as may be acceptable to the Lender or as the Lender may require from time to time;

     "Optional Currency" means, subject to Clause 17, euros, Dollars and any other currency which is freely transferable and freely convertible into Sterling;

     "Original Sterling Amount" in relation to an Advance means:

     (i) when such Advance came into existence as a result of a drawing under the Facility, the amount specified as such in the Notice of Drawdown relating thereto; and

     (ii) when such Advance came into existence upon the consolidation of two or more Advances, the aggregate of the amounts specified as such in the Notices of Drawdown relating to each of the Advances so consolidated;

     "Participating Member State" means a state which adopts the euro in accordance with the Treaty;

     "Potential Event of Default" means any event which would become (with the passage of time, the giving of notice, the making of any determination under this Agreement or any combination thereof) an Event of Default;

     "Preliminary Payment" means the payment to be made by the Borrower (or, as appropriate, the relevant Primus Affiliate) of 15% of the Price under each Purchase Order in accordance with the terms of the Supply Contract;

     "Primus Affiliate" means any Affiliate of the Guarantor from time to time to whom the Borrower's rights and obligations under the Supply Contract or a Purchase Order have been novated, assigned or otherwise transferred;

     "Primus Notes" means the notes issued by the Guarantor (i) dated 30 July 1997 in an amount up to $225 million due 2004 and bearing interest at the rate of 11 3/4%, (ii) dated 14 May 1998 in an amount up to $150 million due 2008 and bearing interest at the rate of 9O%, and (iii) dated 29 January 1999 in an amount up to $200 million due 2009 and bearing interest at the rate of 11 1/4% and all future notes and bonds issued by the Guarantor;

     "Purchase Order" means a Purchase Order entered into pursuant to the terms of the Supply Contract;

     "Quotation Date" in relation to any period for which an interest rate is to be determined under this Agreement means the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period provided that, if, for any
                                                  -------------
     such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

     "Reference Banks" means the principal London offices of Barclays Bank PLC, Lloyds Bank Plc and National Westminster Bank plc or such other bank or banks as may from time to time be agreed between the Lender and the Borrower;

     "Repayment Date" shall have the meaning ascribed to it in Clause 11.1;

     "Software" means the Software as specified in the Purchase Order;

     "Sterling Amount" means:

     (i) in relation to an Advance, its Original Sterling Amount as reduced by the proportion (if any) of such Advance which has been prepaid and/or repaid; and

     (ii) in relation to the Loan, the aggregate of the Sterling Amounts of the outstanding Advances;

     "Supplier" means Ericsson Limited, a company incorporated in England with company number 942215 and having its registered office at Telecommunications Centre, Ericsson Way, Burgess Hill, West Sussex RH15 9UB (and includes its successors and assigns and any person with whom it may amalgamate);

     "Supply Contract" means the supply contract dated 6 December 1996 and made between the Supplier and the Borrower, as amended and supplemented by the Frame Agreement (or otherwise as such supply contract may be amended, varied, supplemented or novated from time to time);

     "Termination Date" means the date falling two years after the date of this Agreement;

     "Total Loss" means, in relation to any Equipment, (i) its actual, constructive, compromised, arranged or agreed total loss; or (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever;

     "Total Loss Date" means (i) in the case of an actual total loss or destruction, damage beyond repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs; and (ii) in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be the earlier of (a) the date being 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (b) the date on which such loss is agreed or compromised by the insurers,

     "Total Loss Proceeds" means the proceeds of any insurance, or any compensation or similar payment, arising in respect of a Total Loss.

     "Treaty" means the treaty establishing the European Community signed in Rome on 25th March 1957 as amended from time to time;

1.3  Any reference in this Agreement to:

     a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and Dublin and, if such reference relates to the date for the payment or purchase of any amount denominated in:

     (a) any Optional Currency (other than euros), in the principal financial centre of the country of such Optional Currency; or

     (b) euros, in such other principal financial centre of any participating Member State as the Lender may nominate for the purpose and for the avoidance of doubt, in relation to a payment or rate fixing in euros, which is also a day on which the Trans European Automated Real-time Gross settlement Express Transfer System (TARGET) is operating;

     a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause of this Agreement;

     a "currency" includes, without limitation, euros;

     an "encumbrance" shall be construed as a reference to any mortgage, pledge, lien, charge, equity, assignment by way of security, hypothecation, security interest and any other security arrangement and, if entered into for the purpose of raising borrowed money, any deferred purchase, title retention, financial lease, sale and repurchase or sale and lease-back arrangement and any royalty, over-riding royalty, net profits interest or production payment of any kind;

     "euro unit" means a euro as defined in the second sentence of Article 2 of Council Regulation (EC) No 974/98 on the introduction of the euro;

     "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     "indebtedness for borrowed money" shall be construed so as to mean any indebtedness incurred in respect of:

     (a)  any moneys borrowed or raised under a credit or loan facility;

     (b) any debenture, bond, note, loan stock or similar instrument (whether or not issued or raised for a cash consideration);

     (c)  amounts raised under any acceptance credit facility;

     (d)  amounts raised under any bill discounting or note purchase facility;

     (e) any lease or hire purchase agreement entered into primarily as a method of raising finance or for financing the acquisition of the asset leased or hired;

     (f) amounts raised under any other transaction having the commercial effect of a borrowing entered into by a person in order to enable such person (or, if such person is liable jointly or severally, with, or a surety for, any other person in respect of such indebtedness, such other person) to finance its operations or capital requirements but excluding any amounts owing for assets purchased or services obtained in the ordinary course of trading where the credit is provided on terms usual in the course of similar businesses and does not in any event exceed 60 days;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, when any such period would otherwise end on a day which is not a business day, it shall end on the next business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day provided that, if a period starts on the last business day in a calendar
     -------------
     month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

     "national currency unit" means the unit of currency (other than the euro unit) of a Participating Member State;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

     a "Schedule" shall, subject to any contrary indication, be construed as a reference to a schedule to this Agreement;

     a "subsidiary" means an entity from time to time of which a person has direct or indirect control, or owns directly or indirectly, more than fifty per cent. (50%) of the share capital or a similar right of ownership;

     "tax" or "taxes" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

     the "winding-up", "dissolution" or "administration" of a company shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.4 "euro" and "euros" denotes the single currency of the Participating Member States introduced on the Commencement Date; "GBP", "Sterling" and "(Pounds)" denotes the lawful currency of the United Kingdom; "USD", "Dollars" and "$" denotes the lawful currency of the United States of America.

1.5 Any provision of this Agreement that is expressed to come into effect as from the Commencement Date shall, to the extent that it relates to the currency of a member state of the European Community which is not a Participating Member State on the Commencement Date, come into effect in relation to the currency as from the date on which that state becomes a Participating Member State.

1.6 The Lender and the Borrower may at any time agree so as to bind the Borrower and the Lender that any references in this Agreement to a business day, day-count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) shall, with effect from or after the Commencement Date, if different on account of implementation of EMU, be amended to comply with any generally accepted conventions and market practice from time to time applicable to euro denominated obligations in the London Interbank Market. The agreement of the Lender and the Borrower under this Clause 1.6 is not be unreasonably withheld or delayed.

1.7  Save where the contrary is indicated, any reference in this Agreement to:

     1.7.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

     1.7.2 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     1.7.3  a time of day shall be construed as a reference to London time.

1.8  Clause and Schedule headings are for ease of reference only.

2.   THE FACILITY

2.1 The Lender agrees to make available to the Borrower, upon the terms and subject to the conditions of this Agreement, a multi-currency credit facility of up to the Facility Amount or its equivalent from time to time in other Optional Currencies;

2.2 For the purpose of the definition of Facility Amount in Clause 1.2 the Sterling Amount is (Pounds)21,250,000.

3.   PURPOSE

3.1 The Facility is intended for the purpose of satisfying certain of the payment obligations of the Borrower (or, as appropriate, any Primus Affiliate) in respect of the Hardware and Software under Purchase Orders to be issued in accordance with the terms of the Supply Contract and, accordingly, the Borrower shall apply all amounts raised by it under this Agreement in or towards satisfaction of the respective payment obligations under each such Purchase Order. In this connection, if a Primus Affiliate is obliged to make a payment under a Purchase Order then the Lender hereby consents to the Borrower making the proceeds of an Advance relating to such Purchase Order available to such Primus Affiliate so that such Primus Affiliate can comply with such payment obligation.

3.2 Without prejudice to the obligations of the Borrower under Clause 3.1, the Lender shall not be obliged to concern itself with the application of amounts raised by the Borrower under this Agreement.

4.   CONDITIONS PRECEDENT

4.1 The Lender will have no obligation under the Facility until it shall have received in form and content satisfactory to it (in its absolute discretion) all of the documents listed in Part A of the Second Schedule.

5.   AVAILABILITY OF THE FACILITY

5.1 Subject to the other terms of this Agreement, the Lender will make an Advance available to the Borrower in accordance with the following provisions of this Clause 5.

5.2 Once a Purchase Order has been executed by both the Supplier and the Borrower, the Borrower (or, as appropriate, the relevant Primus Affiliate if that Purchase Order has been novated by the Borrower to the relevant Primus Affiliate) will have an obligation to pay to the Supplier (or, as appropriate, the relevant Ericsson Affiliate if that Purchase Order has been novated by the Supplier to the relevant Ericsson Affiliate) the Preliminary Payment in accordance with the terms of the Supply Contract.

5.3 Once the Preliminary Payment has been paid to the Supplier (or, as appropriate, the relevant Ericsson Affiliate) the Borrower may request an Advance to be made by the Lender, provided that the following conditions
                                       -------------
     are fulfilled:

     5.3.1 by 10.00 a.m. (London time) on the seventh business day before the proposed date for the making of such Advance, the Lender has received from the Borrower a Notice of Drawdown (which shall be irrevocable) in relation to such Advance, receipt of which shall oblige the Borrower to borrow the amount requested in such Notice on the date stated in such Notice upon the terms and subject to the conditions contained in this Agreement;

     5.3.2 the proposed date for the making of such Advance is a business day during the Availability Period;

     5.3.3 the currency of the proposed Advance must be in Sterling or an Optional Currency;

     5.3.4 the proposed Original Sterling Amount of each Advance is (a) a minimum amount of (Pounds)250,000 or the equivalent amount of an Optional Currency and is less than the amount of the Available Facility or (b) equal to the amount of the Available Facility;

     5.3.5 the Advance cannot exceed the balance of the Price due under the Purchase Order in relation to which the Preliminary Payment has been made;

     5.3.6 the Lender has not determined that deposits in Sterling or in the applicable Optional Currency (after applying the provisions of Clause 6.2 as appropriate) of the amount of such Advance are not being offered to prime banks in the London Interbank Market (by reason of circumstances affecting the London Interbank Market generally) for the proposed duration of the first Interest Period of such Advance;

     5.3.7   either:

             5.3.7.1 no event has occurred which is an Event of Default or a Potential Event of Default; and

             5.3.7.2 the representations set out in Clause 13 are true on and as of the proposed date for the making of such Advance or the Lender agrees (notwithstanding any matter mentioned at (a) or (b) above) to make such Advance available;

     5.3.8 the long term corporate credit rating of the Guarantor as published from time to time by Standard & Poors has not fallen below the level of CCC+;

     5.3.9 the Notice of Drawdown specifies the purpose to which the Advance is to be put and has attached to it copies of all relevant invoices issued to the Borrower or Primus Affiliates (as applicable) by the Supplier or Ericsson Affiliates (as appropriate) in respect of each Purchase Order specified in the Notice of Drawdown; and

     5.3.10 the Lender shall be satisfied that the Supplier (or, as appropriate, the relevant Ericsson Affiliate) has received the Preliminary Payment in respect of each Purchase Order specified in the Notice of Drawdown,

5.4 The Lender will have no obligation to make available an Advance unless and until:

     5.4.1 it shall have received from the Borrower the Applicable Schedule in respect of such Advance as duly accepted on behalf of the Borrower; and

     5.4.2 it shall have received in form and content satisfactory to it (in its absolute discretion):

             5.4.2.1 in the case of an Advance being made available in connection with payment obligations of the Borrower under a Purchase Order, all of the documents listed in paragraph 1 of Part B of the Second Schedule; and

             5.4.2.2 in the case of an Advance being made available in connection with payment obligations of a Primus Affiliate under a Purchase Order, all of the documents listed in paragraph 2 of Part B of the Second Schedule.

5.5 Subject to the terms of this Agreement (including, without limitation, the satisfaction of the Lender with the conditions set out in Clauses 5.3 and 5.4), the Lender agrees that on the Drawdown Date in relation to each Advance, it will make available to the Borrower the amount of such Advance in the currency and in accordance with the Borrower's instructions as set out in the relevant Notice of Drawdown.

5.6 If and to the extent that the Facility has not been fully drawn by close of business on the Termination Date, the Available Facility shall then be immediately cancelled.

6.   AVAILABILITY OF THE MULTI-CURRENCY OPTION

6.1 The Borrower may in the Notice of Drawdown relating to any proposed Advance request that the relevant Advance be denominated in any Optional Currency provided that such Optional Currency is specified as the currency of
     -------------
     payment in the relevant Purchase Order. Otherwise each Advance shall be denominated in Sterling.

6.2 If the Borrower requests that an Advance be denominated in an Optional Currency as provided in Clause 6.1 and:

     6.2.1 no later than 5.00 p.m. on the third business day preceding the first day of the first Interest Period in relation to such Advance, the Lender is notified that:

            6.2.1.1 (by reason of circumstances affecting the London Interbank Market generally) such Optional Currency is not available to it in the London Interbank Market; or

            6.2.1.2 (by reason of circumstances affecting the London Interbank Market generally) that the rate at which such deposits are available will not or does not accurately reflect the cost to the Lender of making or funding such Advance; or

            6.2.1.3 that it is contrary to any applicable law, regulation or official directive (whether or not having the force of law) for the Lender to fund such Advance in such Optional Currency; or

     6.2.2 the Lender, no later than 11.00 a.m. on the Quotation Date for such Interest Period, notifies the Borrower that the Lender is of the opinion that, by reason of circumstances affecting the London Interbank Market generally, it is not feasible for such Advance to be made in such Optional Currency or, as the case may be, denominated in such Optional Currency during such Interest Period, then, the Lender will:

     6.2.3  (if possible) give the Borrower prior notice of the same; and

     6.2.4 use its reasonable endeavours to agree with the Borrower an alternative currency in which to make such Advance available and to obtain the agreement of the relevant Primus Affiliate to accept payment in such alternative currency, failing which such Advance shall be denominated in Sterling.

7.   AMOUNTS OF ADVANCES

7.1 The amount of an Advance during an Interest Period relating thereto (in determining which it shall be assumed that any part of such Advance falling to be repaid on or before the last day of the preceding Interest Period relating thereto is duly repaid) shall be the Sterling Amount of such Advance during such Interest Period or, if such Advance is to be denominated in an Optional Currency during such Interest Period, the amount of such Optional Currency which could be purchased with the Sterling Amount of such

      Advance at the spot rate of exchange quoted to the Lender at 11.00 a.m. on the Quotation Date for such Interest Period for the purchase of such Optional Currency with Sterling (in an amount equal to the original Sterling Amount of such Advance) for delivery two business days thereafter.

8.    INTEREST PERIODS

8.1 The period for which an Advance is outstanding will be divided into successive periods each of which (other than the first) will start on the day following the last day of the preceding such period.

8.2 The duration of each Interest Period shall, save as otherwise provided in this Agreement, be:

      8.2.1 in the case of the first Interest Period in relation to each Advance, the period commencing on the Drawdown Date in relation to such Advance and ending on the day before the Repayment Date next following the Drawdown Date in relation to such Advance; and

      8.2.2 in the case of each subsequent Interest Period in relation to each Advance, the period commencing on the preceding Repayment Date in relation to such Advance and ending on the day before the next Repayment Date in relation to such Advance,


      Provided that:
      -------------

             8.2.2.1 if such Advance to which such Interest Period relates is denominated in a currency for which the Repayment Date is not a business day, then the Repayment Date in relation to such Advance shall be the immediately succeeding business day for such currency; and

             8.2.2.2 the last Interest Period shall expire on the Final Repayment Date in respect of such Advance.

9.    INTEREST

9.1 On each Interest Payment Date the Borrower shall pay accrued interest in arrears in respect of each Advance as calculated in accordance with the terms of Clause 9.2. The first Interest Payment Date in relation to an Advance shall be the first Repayment Date next following the Drawdown Date in relation to such Advance and each subsequent Interest Payment Date in relation to such Advance shall be the next succeeding Repayment Date in relation to such Advance.

9.2 Subject to Clause 9.3, the rate of interest applicable to an Advance from time to time during an Interest Period relating to it shall be the rate per annum which is the sum of (a) the Applicable Margin and (b) LIBOR on the Quotation Date therefor.

9.3 If the Lender shall secure an export credit guarantee from EKN (the Swedish Export Credit Guarantee Board) in terms acceptable to the Lender (and the Lender shall use its reasonable endeavours to procure the same in respect of each Advance), then the rate per annum calculated in accordance with Clause 9.2 shall be reduced by 2.0 per cent. per annum provided that
                                                                  -------------
      such reduction shall only apply:

      9.3.1  for the duration of such EKN guarantee; and

      9.3.2  for that portion of the Loan the subject of such EKN guarantee.

9.4 The Lender shall notify the Borrower in writing as soon as reasonably practicable following the issue of a Notice of Drawdown as to whether an EKN guarantee shall apply to the proposed Advance.

10.   ALTERNATIVE INTEREST RATES

10.1  If, in relation to any Advance and any Interest Period relating thereto,:

      10.1.1 the Lender determines that at 11.00 a.m. on the Quotation Date for such Interest Period none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Sterling or in the applicable Optional Currency for the proposed duration of such Interest Period; and

      10.1.2 before the close of business in London on the Quotation Date for such Interest Period, the Lender, shall determine that by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Interest Period then, notwithstanding the provisions of Clauses 8 and 9;

      10.1.3 the duration of that Interest Period shall be such period (being of a similar duration to the originally requested period as possible) as is selected by the Lender after consultation with the Borrower; and

      10.1.4 the rate of interest applicable to such Advance from time to time during such Interest Period shall be the rate per annum which is the sum of the Applicable Margin and the rate per annum notified to the Borrower on the Quotation Date for such Interest Period to be that which expresses as a percentage rate per annum the cost to the Lender of funding from whatever sources it may select such Advance during such Interest Period and the Lender agrees that it will ensure that such cost is the lowest cost of funding reasonably obtainable by it and not more than the cost to the Lender of funding at that time advances to other prime customers in the same currency and in the same amount as such Advance.

10.2 If (i) either of the events mentioned in Clauses 10.1.1 and 10.1.2 occurs or (ii) by reason of circumstances generally affecting the London Interbank Market during any period of three consecutive business days there are no deposits in Sterling or the applicable Optional Currency available to prime banks in the London Interbank Market, then:

      10.2.1  the Lender shall notify the Borrower of such event;

      10.2.2 if the Lender or the Borrower so require, within five business days of such notification, the Lender and the Borrower shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in Sterling or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement; and

      10.2.3 if the Lender and the Borrower have failed to reach agreement in accordance with Clause 10.2.2 within fifteen business days from the date of the notice sent by the Lender to the Borrower pursuant to Clause 10.2.1 (or such longer period as the parties may agree in writing), then the rate of interest applicable to each Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Applicable Margin at such time and the rate per annum which expresses as a percentage rate per annum the cost to the Lender of funding from whatever sources it may reasonably select such Advance during such Interest Period and the Lender agrees that it will ensure that such cost is the lowest cost of funding reasonably obtainable by it and not more than the cost to the Lender of funding at that time advances to other prime customers in the same currency and in the same amount as such Advance.

11.   REPAYMENT

11.1 The Borrower shall repay to the Lender the amount of each Advance by twenty equal consecutive quarterly instalments payable on 15 February, 15 May, 15 August and 15 November in each year (each a "Repayment Date") as set out in the Applicable Schedule relating to such Advance, the first such instalment to be repayable on the first Repayment Date falling after the Drawdown Date in relation to such Advance. On the Final Repayment Date in respect of the last Advance outstanding under this Agreement, the Borrower shall additionally pay to the Lender all other amounts then outstanding or payable under this Agreement;

11.2  Amounts repaid under this Agreement may not be reborrowed.

12.   PREPAYMENT

12.1 The Borrower may prepay the whole or any part of any Advance on a Repayment Date provided that:
                     -------------

      12.1.1 the Lender shall have received from the Borrower not less than seven (7) days' irrevocable notice of its intention to make such prepayment and specifying the amount and date on which such prepayment is to be made;

      12.1.2 the amount of such partial prepayment shall not be less than (Pounds)100,000 or the balance of the Advance then outstanding (or the equivalent in an Optional Currency);

      12.1.3 each prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts payable on such repayment under the terms of this Agreement (including, without limitation, any sums due pursuant to the terms of Clause 18); and

      12.1.4 each partial prepayment under this Clause shall be applied (in inverse chronological order) against the repayment of the Advance or part thereof in accordance with Clause 11.

12.2 In circumstances where the rate of interest applicable to any Advance is being calculated in accordance with Clause 10.2.3, the Borrower may prepay the whole (but not part) of such Advance provided that:
                                               -------------

      12.2.1 the Lender shall have received from the Borrower irrevocable notice of its intention to make such prepayment within 15 business days from the date of the notice sent by the Lender to the Borrower pursuant to Clause 10.2.1 and specifying the amount and date on which such prepayment is to be made; and

      12.2.2 each such prepayment shall be made together with accrued interest on the amount prepaid and all other amounts payable on such repayment under the terms of this Agreement (including, without limitation, any sums due pursuant to the terms of Clause 17.2 or Clause 18).

12.3 The Borrower shall not prepay or repay all or any part of any Advance or the Loan except at the times and in the manner expressly provided for in this Agreement.

12.4 The Borrower shall prepay the Loan if all or any part of the Primus Notes are prepaid or redeemed prior to their scheduled maturity.

13.   REPRESENTATIONS AND WARRANTIES

13.1  The Borrower represents that:

      13.1.1 it is a company duly incorporated and validly existing under the laws of England and Wales and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and, so far as the Borrower is aware, is the holder of all necessary licences issued by all governmental authorities having jurisdiction to authorise or permit the Borrower to carry on its business as presently conducted and to operate the Equipment and to perform and comply with its obligations hereunder;

      13.1.2 neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by the Borrower with any terms and provisions hereof will contravene any law applicable to the Borrower or result in any breach of, or constitute any default under, or result in the creation of any encumbrance upon any property or assets of the Borrower under any indenture, mortgage, chattel mortgage, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property or assets may be bound or affected (other than the Charges and the Equipment Charge);

      13.1.3 the execution, performance and delivery by the Borrower of this Agreement have been duly authorised by all necessary corporate action on the part of the Borrower and, with respect to the execution and delivery of this Agreement the Borrower has obtained and complied with every necessary consent, licence, approval, order, or authorisation of, or registration with, or the giving of prior notice to, any government entity having jurisdiction all of which are valid and subsisting;

     13.1.4 this Agreement has been duly entered into and delivered by the Borrower and constitutes the valid, legal and binding obligation of the Borrower enforceable in accordance with its terms (except as limited to (a) equitable principles, and (b) bankruptcy, insolvency, reorganisation, moratorium or any laws affecting the rights of creditors generally), and the provisions hereof will not contravene any laws applicable to the Borrower which is in force or the memorandum or articles of association of the Borrower or result in any breach of, or constitute any default under or result in the creation of any encumbrance upon any property or assets of the Borrower under any indenture, mortgage, chattel mortgage, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which the Borrower is a party or by which the Borrower or its properties or assets may be bound or affected;

     13.1.5 the Borrower has taken all necessary action under the laws applicable to the Borrower in order to ensure the validity, effectiveness and enforceability of this Agreement;

     13.1.6 there are no suits or legal proceedings (including any administrative proceeding) instituted against the Borrower or, so far as the Borrower is aware, pending or threatened in writing before any court or administrative agency against the Borrower which, if adversely determined, would have a material adverse affect upon its financial condition or business or its ability to perform its obligations hereunder;

     13.1.7 the obligations of the Borrower under this Agreement are or will be, upon execution hereof by the Borrower, direct, general and unconditional obligations of the Borrower and rank or, as the case may be, will rank at least pari passu with all other present and future unsecured and unsubordinated external obligations (including contingent obligations) of the Borrower, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance; and

     13.1.8 no Event of Default or Potential Event of Default has occurred and is continuing.

14.  COVENANTS

14.1 The Borrower hereby undertakes with the Lender that, from the date of this Agreement and for so long as the Loan or any other monies payable under this Agreement remain outstanding, it will:

     14.1.1 remain in and continue to operate substantially the same or similar business as presently engaged in (and so that the Borrower will not enter into any transaction or do anything which may result in a fundamental change in the nature or business of the Borrower), preserve its corporate existence and not make any change to its memorandum or articles of association which may have a material adverse effect on the Lender's rights or remedies hereunder;

     14.1.2 not without the prior written consent of the Lender (which may be withheld in the absolute discretion of the Lender) create or permit to subsist any encumbrance or any agreement to give an encumbrance in relation to the Equipment;

     14.1.3 notify the Lender immediately upon it becoming aware of the occurrence of any Event of Default or Potential Event of Default or of any occurrence or circumstance which gives rise to a breach of the Borrower's representations and warranties (whether or not constituting an Event of Default or Potential Event of Default) or the Borrower's undertakings under this Agreement;

     14.1.4 use all reasonable endeavours to obtain and maintain all necessary government and other consents, licences and permits in respect of which the Borrower is aware are necessary and take all action which the Borrower reasonably considers necessary for the continued due performance of the Borrower's obligations under this Agreement, or for the use and operation of the Equipment and in order for the Borrower (or as appropriate, each Primus Affiliate) to remain in and continue to operate substantially the same or similar business as presently engaged in;

     14.1.5 use all reasonable endeavours to avoid putting the Equipment, or procure that the Equipment is not put, into a position where the Borrower reasonably believes that it would be in material jeopardy provided that the Borrower shall not be in breach of the terms of
             -------- ----
             this Clause in relation to any action or matter carried out with the prior written consent of the Lender;

     14.1.6 take all necessary steps, or procure that all necessary steps are taken, to complete and file all registrations (of a regulatory nature) with relevant authorities in respect of the Equipment which the Borrower should reasonably be aware should be made in order to protect the interest of the Lender (including, without limitation, the execution and delivery by the Borrower (or, as appropriate, each Primus Affiliate) of a Charge in relation to such Equipment);

     14.1.7 not assign its rights or interests under any of the Documents to any person;

     14.1.8 keep accurate and complete records of the Equipment and permit the Lender and its authorised representatives to examine and take copies of such records at any time upon giving reasonable notice;

     14.1.9 not permit and procure that each Primus Affiliate does not permit the Equipment or any part thereof to be subject to penalty, forfeiture, seizure, arrest, impounding, detention, confiscations, taking in execution, appropriation or destruction nor abandon such Equipment or any part thereof;

     14.1.10 other than in the case of a dispute with a third party (except where such dispute poses a reasonable threat to the Lender's security), discharge and procure that each Primus Affiliate discharges all fees, charges and outgoings payable to any third party in relation to the use or operation of the Equipment or any premises where such Equipment is situated;

     14.1.11 not declare, pay or make any dividend or other distribution other than in the ordinary course of business;

     14.1.12 as soon as any notice is issued to prepay the Primus Notes (or if no notice is issued at the same time as any prepayment), notify the Lender of the amount of such prepayment;

14.2 Financial Information

     The Borrower shall:

     14.2.1 as soon as same become available but in any event within 30 days of the end of each quarterly accounting period to which they relate, deliver to the Lender copies of the quarterly management accounts (comprising profit and loss account, cashflow statement and balance sheet) of the Borrower;

     14.2.2 as soon as same become available but in any event within 120 days of the end of each of its financial years, deliver to the Lender copies of the audited financial statements (comprising profit and loss account, cashflow statement and balance sheet) of the Borrower;

14.3 Insurances

     From the date of this Agreement and for so long as the Loan or any other monies payable under any of the Documents remain outstanding, the Borrower shall (at its own expense) keep the Equipment or procure that the Equipment is kept fully insured in accordance with the terms of this Clause 14.3. Such insurances shall be as are normally maintained by prudent companies carrying on similar businesses and in form and substance reasonably satisfactory to the Lender through such brokers and with such prudent insurers as may be reasonably approved by the Lender and in a form of policy against all loss or damage to the Equipment (inclusive of fire, theft and accident) for the full replacement value of the Equipment and all liability to third parties, for bodily injury or damage to property arising in connection with the Equipment.

     14.3.1  The Borrower shall procure that:

             14.3.1.1 the Lender shall be a named additional assured and sole loss payee in respect of each policy of insurance from time to time effected pursuant to this Clause 14.3 in respect of the amount of the loss relative to the Equipment; and

             14.3.1.2 the amount equal to the full replacement value of the Equipment shall be stated on the basis that the insurers shall agree to waive any right of set-off in respect of unpaid premiums and shall be adjusted by such amount as the Borrower (after consultation with its insurance advisers) considers appropriate if the insurers decline to issue such a waiver.

     14.3.2 If any insurances or reinsurance required by this Clause 14.3 are effected by the Borrower directly with insurers or reinsurers and without the intermediary of brokers:

             14.3.2.1 the Borrower shall be entitled to satisfy its obligations to supply evidence of such insurances or reinsurance to the Lender by procuring the supply of such evidence from the insurers or reinsurers, provided that such evidence
                                                   -------------
                       includes all the matters referred to in this Clause 14.3; and

             14.3.2.2 references to brokers in this Clause 14.3 shall be disregarded in relation to such insurances or reinsurance.

     14.3.3 The Borrower shall comply (or procure the compliance) with all legal requirements as to insurance of the Equipment or any part thereof which may from time to time be imposed by the laws of the country in which any Equipment is installed and/or used insofar as they affect or concern the operation of the Equipment and, in particular, those requirements compliance with which is necessary to ensure that:

             14.3.3.1 the Equipment is not in danger of detention or forfeiture;

             14.3.3.2 the insurances and reinsurances remain valid and in full force and effect; and

             14.3.3.3 the interests of the Lender in the insurances and the Equipment or any part thereof are not thereby prejudiced.

     14.3.4 If the Lender makes a Disposition to any other person or entity in accordance with the terms of Clause 22.1 hereof, then the Borrower shall (upon request and subject to the agreement of the insurers) procure that such person or entity shall be added as additional assured in any policy effected under this Clause 14.3, so as to enjoy the same rights and insurances enjoyed by the Lender under the insurance policy or policies and any amendments thereof.

     14.3.5 The Borrower shall not use the Equipment (and shall procure that the Equipment is not used) or cause or permit the same to be used for any purpose or in any manner not covered by any insurance, or for any purpose or in any manner which is contrary to any applicable law. The Borrower shall comply with the terms and conditions of each and every policy of insurance and shall not do, consent or agree to any act or omission which may invalidate or render unenforceable the whole or part of any such insurance.

     14.3.6 The Lender may from time to time require the Borrower (at the Borrower's expense) to effect such other insurances, or such variations to the terms of the existing insurances, as the Lender may by notice to the Borrower reasonably require in order fully to protect the interests of the Lender.

     14.3.7 The Borrower shall not without the prior written consent of the Lender maintain insurances or reinsurances with respect to the Equipment other than those required under this Clause 14.3.

     14.3.8 If the Lender wishes to revoke its approval of any insurer or insurers, then it shall consult with the Borrower and the Borrower and the Lender shall consider with the brokers to the Borrower for the time being approved by the Lender whether such insurance shall be changed to protect the interests of the parties insured. If the brokers consider that such insurance should be changed, the Borrower shall then arrange (with effect from the next annual renewal date of such insurances) alternative insurance cover reasonably satisfactory to the Lender and complying with this Clause 14.3.

     14.3.9 The Borrower shall provide the Lender with any information reasonably requested by the Lender from time to time (other than the amounts of premium paid or payable) concerning the insurances or reinsurance maintained with respect to the Equipment (and any part of it).

     14.3.10 If at any time the Borrower fails to maintain insurances in compliance with any provision of this Clause 14.3, the Lender shall be entitled but not bound (without prejudice to any other rights which it may have or acquire under this Agreement by reason of such failure) to pay any premiums due or to effect or maintain insurances satisfactory to the Lender or otherwise remedy such failure in such manner as the Lender considers appropriate (and the Borrower shall immediately reimburse the Lender in full for any amount so expended).

     14.3.11 The Borrower shall furnish to the Lender:

             14.3.11.1 on reasonable request and at subsequent renewals prior to each of the renewal dates, executed copies of endorsements evidencing the insurance required to be maintained pursuant to this Clause 14.3;

             14.3.11.2 on request, evidence of any insurance required hereunder; and

             14.3.11.3 on request, evidence of payment of premium or premium instalment due in respect of such insurances.

14.4 Total Loss

     If in respect of Equipment a Total Loss occurs, then without prejudice to the continuing obligations of the Borrower under this Agreement the Lender and the Borrower shall proceed diligently and co-operate fully with each other in the recovery of the Total Loss Proceeds.

     14.4.1 On the date (the "Loss Date") which shall be the earlier of the following dates:

             14.4.1.1 the date on which the Total Loss Proceeds in respect of such Equipment are received by the Lender; and

             14.4.1.2    45 days after the Total Loss Date,

             the Borrower shall pay to the Lender an amount (the "Total Loss Amount") notified by the Lender to the Borrower, being the amount equal to (a) the Agreed Value (calculated as at the Total Loss
             Date) less (b) an amount equal to any Total Loss Proceeds received by the Lender by the Loss Date.

     14.4.2 The Lender shall apply the Total Loss Proceeds and the Total Loss Amount pursuant to Clause 14.4 in discharge of any amounts accrued but unpaid under the Documents.

14.5 Other Loss or Damage

     If any Equipment or any part thereof suffers loss or damage not constituting a Total Loss of such Equipment, all the obligations of the Borrower under this Agreement shall continue in full force, and the Borrower shall at the Borrower's expense promptly procure the repair of such damaged Equipment. So long as no Event of Default has occurred and is continuing, any insurance proceeds:

     14.5.1 received by the Lender which exceed (Pounds)100,000 or its equivalent in an Optional Currency shall, at the election of the Borrower, be applied by the Lender either in direct payment of the cost of such repair or in reimbursement of the Borrower for the cost of such repair; and

     14.5.2 equal to or less than (Pounds)100,000 or its equivalent shall be paid to the Borrower and the Borrower shall apply the same at its election as aforesaid.

15.  EVENTS OF DEFAULT

15.1 If:

     15.1.1 the Borrower fails to pay any amount due from it under this Agreement within three (3) business days of the due date (in the currency and in the manner specified in this Agreement) or the Guarantor fails to pay any amount due from it under the Guarantee at the time (in the manner and in the currency specified in the Guarantee); or

     15.1.2 the Borrower fails to perform any material obligation expressed to be assumed by it under Clause 14; or

     15.1.3 the Borrower fails duly to perform any other term or condition of this Agreement or the other Documents or the Guarantor fails duly to perform any term or condition of the Guarantee or any Primus Affiliate fails duly to perform any term or condition of an Affiliate Undertaking which breach, if (in the Lender's opinion) capable of remedy, has not been remedied within fourteen (14) days of the Lender's notification of such failure to the Borrower; or

     15.1.4 any representation or warranty made by the Borrower contained in this Agreement, or made by the Guarantor contained in the Guarantee, or made by any Primus Affiliate contained in any Affiliate Undertaking, is untrue or incorrect when made and which would have a material adverse effect on the ability of the Borrower or the Guarantor or any Primus Affiliate to perform its obligations under this Agreement or the Guarantee or any Affiliate Undertaking (as the case may be) in any material respect when such event occurs; or

     15.1.5 the Borrower is unable to or shall admit inability to pay its debts as they fall due or ceases or threatens to cease to carry on business; or

     15.1.6 dissolution or any similar proceeding shall be instituted by or against the Borrower or if a petition is presented and served for the liquidation of the Borrower (save for a petition for the liquidation of the Borrower which is discharged, withdrawn or compromised within ten (10) business days of its service or in respect of which an order is granted restraining advertisement within seven (7) business days of its service) or if the Borrower enters into compulsory or voluntary liquidation (not being voluntary liquidation for the purposes of reconstruction or amalgamation on terms which have been previously approved by the Lender in writing, such approval not to be unreasonably withheld or delayed); or

     15.1.7 a receiver, administrator, administrative receiver or receiver and manager or trustee or similar officer is appointed in respect of the Borrower or any part of its assets; or

     15.1.8 the Borrower has any distress for rent or other seizure under execution or other legal process made in respect of its assets and such distress, seizure or other legal process is not discharged or paid out within thirty (30) days; or

     15.1.9 the Borrower or an Primus Affiliate shall do, cause to be done or permit to suffer any act or thing whereby the Lender's rights in the Equipment are prejudiced or put in material risk of jeopardy, in either case, to an extent which materially affects the Lender's rights in the Equipment; or

     15.1.10 any indebtedness or obligations of the Borrower for the repayment of any borrowed monies in excess of (Pounds)100,000 becomes due and payable prior to the specified maturity date thereof and is not paid within fifteen (15) days of becoming due or otherwise resolved with such creditor and such default shall continue for fifteen (15) days after the Lender shall have given the Borrower written notice specifying such default and demanding the same to be remedied; or

     15.1.11 any security created by any encumbrance created by the Borrower where the amount secured is (Pounds)100,000 or more becomes enforceable and either:

             15.1.11.1 the indebtedness is not paid or is not otherwise resolved with the beneficiary of the encumbrance within fifteen (15) days of such indebtedness becoming enforceable (whether or not such beneficiary takes steps to enforce the same) and such default continues for fifteen (15) days after the Lender shall have given the Borrower written notice specifying such default and demanding the same to be remedied; or

             15.1.11.2 the beneficiary of such encumbrance takes steps to enforce such encumbrance; or

     15.1.12 the Equipment shall become encumbered by any encumbrances (save for encumbrances created in favour of the Lender) or if the Equipment is distrained against or otherwise seized under execution or other legal process and not discharged or paid within 48 hours of the distress being levied;

     15.1.13 any other event should occur which would have a material adverse effect on the ability of the Borrower, the Guarantor or any Primus Affiliate to perform its obligations and such event shall continue for fourteen (14) days after the Lender has given the Borrower written notice specifying the event and demanding the same to be remedied;

     15.1.14 any event occurs under the laws of the country of incorporation of any Primus Affiliate which has an analogous or equivalent effect to any of the events specified in Clauses 15.1.5 to 15.1.12;

     15.1.15 either the Borrower or any Primus Affiliate which owns or uses any of the Equipment ceases to be a subsidiary of the Guarantor;

     15.1.16 in respect of the Guarantor, a Change of Control occurs. For the purpose of this Event of Default, the expression "Change of Control" shall mean such time as:

             15.1.16.1 a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the US Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the US Exchange Act) of more than 50% of the total voting power of the then outstanding shares or other securities of the Guarantor (on a fully diluted basis) which ordinarily entitle the holders thereof to voting rights;

             15.1.16.2 individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors (together with any directors who are members of the board of directors then still in office who either were members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office;

             15.1.16.3 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any such "person" or "group" (other than to the Guarantor, the Borrower or any Primus Affiliate);

             15.1.16.4 the merger or consolidation of the Guarantor with or into any corporation or the merger of another corporation with or into the Guarantor with the effect that immediately after such transaction any such "person" or "group" or persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total

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

                         voting power of the then outstanding shares or other securities of the surviving corporation which ordinarily entitle the holders thereof to voting rights; or

             15.1.16.5 the adoption of a plan relating to the liquidation or dissolution of the Guarantor.

     15.1.17 the Borrower or any Primus Affiliate hereafter borrows monies or incurs any indebtedness (which shall exclude any indebtedness incurred in the ordinary course of business on arms length terms) from the Guarantor or any Affiliate of the Guarantor on terms that the principal sum borrowed or indebtedness incurred is repayable or payable or any interest is payable in priority to or is not subordinated to any amounts due to the Lender by the Borrower under this Agreement;

     15.1.18 payment demand is made for or the Borrower repays any moneys borrowed from or indebtedness due to or the Borrower pays any other moneys or liabilities (including interest on borrowings) to the Guarantor or any Affiliate of the Guarantor (other than payments or demands in the ordinary course of business on arms length terms);

     15.1.19 the Borrower or any Primus Affiliate declares or pays any dividend or makes any distribution to its members (including on a reduction of capital) other than in the ordinary course of business;

     15.1.20 any event shall occur which may reasonably be expected to be materially detrimental to the Lender's right or ability to enforce or recover or realise the security for the Borrower's obligations hereunder granted to the Lender under any of the Documents;

     15.1.21 any government or other consent, license or permit required for the Borrower (or as appropriate, any Primus Affiliate) to remain in and continue to operate substantially in the same business as it is presently engaged in is revoked or otherwise cancelled and which would materially adversely affect the ability of the Borrower (or, as appropriate, the relevant Primus Affiliate) to make payment of any amount due from any of them under any of the Documents to which they are a party;

     15.1.22 any of the Documents ceases to be in full force and effect or ceases to be legal, valid and binding in accordance with its terms;

     15.1.23 at any time it is or becomes unlawful for any of the Borrower, the Guarantor or any Primus Affiliate to perform or comply with any or all of its obligations under any of the Documents to which it is a party;

     15.1.24 the Borrower repudiates this Agreement or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement;

     15.1.25 any circumstances arise which give reasonable grounds in the opinion of the Lender to the belief that any of the Borrower, the Guarantor or any Primus Affiliate may not (or may be unable to) perform or comply with its obligations under any Document to which it is a party;

     15.1.26 there shall, in the reasonable opinion of the Lender, occur any circumstance or any material adverse change in the business, assets or conditions of the Borrower or the Guarantor from that existing at the date of this Agreement which has, or is reasonably likely to have, a material adverse effect on the financial condition of the Borrower or, as the case may be, the Guarantor or imperil, delay or prevent fulfilment by the Borrower or, as the case may be, the Guarantor of their respective obligations under, or as contemplated by, the Documents to which either is a party;

     15.1.27 any amount under the Primus Notes is not paid when due or becomes (or would with the giving of notice or lapse of time become) due and payable prior to the date when it would otherwise have become due;

     then, and in any such case and at any time thereafter, the Lender may by written notice to the Borrower:

               15.1.27.1 declare the Advances to be immediately due and payable
                         (whereupon the same shall become so payable together with accrued interest thereon and any other amounts then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Lender; and/or

               15.1.27.2 declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Facility shall be reduced to zero.

15.2 If, pursuant to Clause 15.1, the Lender declares the Advances to be due and payable on demand of the Lender, then, and at any time thereafter, the Lender may by written notice to the Borrower:

     15.2.1 call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower under this Agreement) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

     15.2.2 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

16.  PAYMENTS

16.1 All payments of whatsoever nature due to be made under or in connection with this Agreement shall be made to the Lender in the currency in which the funds were advanced or are due in immediately available funds by such time during normal banking hours in a financial centre of the country whose lawful currency that currency is (in the case of euros, in the principal financial centre of such of the Participating Member States) or London or as the Lender may reasonably specify, on the due date, to such account in the name of the Lender as it shall previously have specified to the Borrower.

16.2 Subject to the other provisions of this Agreement, if any amount becomes due for payment under this Agreement on a day which is not a business day, such payment shall be made on the next succeeding business day and interest and other periodic payments shall be increased accordingly.

16.3 All interest under this Agreement shall accrue from day to day as well after as before any demand therefor, judgment or the winding up or similar process of the obligor, and shall be calculated by reference to the number of days elapsed and (i) in the case of Sterling, a year of 365 days or (ii) in the case of any other Optional Currency, 360 days (unless otherwise customary in the relevant Euro-currency market).

16.4 All payments due under this Agreement shall, unless the law or any regulation otherwise requires or in the case of manifest error, be paid in full without set-off or counter-claim and free and clear of and without any deduction or withholding or payment for or on account of any taxes (other than taxes on the overall net income of the payee). If the Borrower is required by any law or regulation to make any deduction or withholding from any amount payable by it under this Agreement the Borrower shall promptly notify the Lender and (subject to Clause 18.3) the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender to whom it is made receives and is beneficially entitled to, free from any such deduction or withholding, a net amount equal to the amount which it would have received and been so entitled to had no such deduction or withholding been made.

16.5 If the Lender has received a tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an increased payment under Clause 16.4 and provided the Lender has received all amounts which are then due and payable by the Borrower under any of the provisions of this Agreement, the Lender shall pay to the Borrower upon utilisation of the tax benefit to secure a saving of tax that would otherwise have been payable (to the extent that the Lender can do so without prejudicing the amount of that tax benefit and the right of the Lender to obtain or utilise any other benefit relief or allowance which may be available to it) such amount, if any, as the Lender shall determine will leave the Lender in no better and no worse position than the Lender would have been if the deduction or withholding had been required.

16.6 The Lender shall maintain in its books a control account in which shall be recorded (i) the amount of any Advance made or arising under this Agreement, (ii) the amount of all principal, interest and other amounts

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

      due or to become due under or in connection with this Agreement from the Borrower to the Lender and (iii) the amount received or recovered by the Lender under or in connection with this Agreement.

16.7 In any cause of action or proceedings arising out of or in connection with this Agreement the entries made in the account maintained pursuant to Clause 16.6 shall be prima facie evidence of the existence and amount of the obligations recorded in such accounts and a certificate as to any such entry of the Lender shall, in the absence of manifest error, be prima facie evidence in respect thereof.

16.8 If more than one currency or currency unit are at the same time recognised by any country as the lawful currency of that country (other than as a result of the introduction of the euro by a participating member state), then:

      16.8.1 any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender; and

      16.8.2 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender acting reasonably.

16.9 If a change in any currency of a country occurs (other than as a result of the introduction of the euro by a participating member state), this Agreement will be amended to the extent the Lender acting reasonably and in good faith determines is necessary to reflect the change in currency and to put the Borrower and the Lender in the same position, so far as possible, that they would have been in if no change in currency had occurred.

16.10 If and to the extent that any EMU Legislation provides that an amount denominated either in the euro or in the national currency unit of a given Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, the relevant person shall be entitled to pay that amount either in the euro unit or in the national currency unit.


17.  PAYMENT AND EXCHANGE RATE INDEMNITIES

17.1 Without prejudice to the other provisions of this Agreement, if the Borrower fails to pay when due any amount due or to become due under this Agreement (whether of principal, interest or otherwise and including any amounts which fall due under this Clause), it shall, from the date when such amount fell due, pay interest on the unpaid amount up to the date of actual receipt of payment by the payee, as well after as before judgment, or its winding-up or similar process, at the rate which is two per cent. per annum plus the arithmetic mean (rounded up, if necessary, to the nearest whole multiple of one-sixteenth per cent.) of the rates notified to the Borrower by the Lender to be that at which deposits of the amount of the unpaid amount, and for such period not exceeding three months as the Lender may select, are offered by prime banks to the Lender in the London Interbank Market at or about 11.00 a.m. (London time) on the second business day before the start of the period in question. Such interest shall be payable at the end of each period selected as aforesaid and so long as the amount remains unpaid the resultant interest shall be compounded at the end of such period and interest shall continue to be calculated on the same basis at the end of each succeeding period as aforesaid.

17.2 If any Advance or any part thereof is, for any reason whatsoever (including, without limitation, pursuant to Clause 12.1 but excluding a pre-payment pursuant to Clause 12.2 and a repayment pursuant to Clause 18.1), paid to the Lender on a day which is not its original maturity or if, following receipt of a Notice of Drawdown under Clause 5.1, a proposed Advance is not made for whatever reason (except for the fault of Ericsson), the Borrower will pay the Lender on request such amounts as may be necessary to compensate the Lender (as certified by the Lender together with reasonable evidence of the calculation of such amount) for any loss or premium or penalty incurred by it in respect of the liquidation or re-employment of funds allocated or borrowed for the purpose of maintaining that Advance (including, if appropriate, such amounts as are necessary to compensate the Lender for closing out all or part of any related hedging arrangements).

17.3 If under any applicable law and whether pursuant to a judgment being made or registered against any party to this Agreement or its liquidation, insolvency or analogous process or for any other reason, any payment due under or in connection with this Agreement is made or falls to be satisfied in a currency (an "alternative currency") different from that in which the payment due is expressed to be payable (the "required currency"), then to the extent that the payment actually received by the party entitled to it falls short of the amount expressed to be payable under the terms of this Agreement (when converted into the required currency at the rate of exchange ruling (i) on the date of payment or if that is not practicable, as soon thereafter as is practicable, or (ii) in the case of liquidation, insolvency or analogous process of a party to this Agreement at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process), the payer shall indemnify and hold harmless the party entitled thereto against the amount of such shortfall. For these purposes "rate of exchange" means the rate at which the party entitled to the payment under this Agreement is able on the relevant date to purchase the required currency with the alternative currency, and shall take into account any premium and other costs of exchange.

17.4 The indemnity in Clause 17.3 shall constitute a separate and independent obligation of the party obliged to make the payment from its other obligations under this Agreement and shall give rise to a separate and independent cause of action against the party obliged to make the payment. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the relevant party and the party claiming under this Agreement shall make available to the party obliged to make the payment calculations as to how such loss has been computed.

       17.5   If the Lender at any time determines that:

       17.5.1 for reasons affecting the market in euros generally, euros are not freely available in the international Interbank market;

       17.5.2 the euro has ceased to be utilised as the basic accounting unit of the European Economic Communities;


       17.5.3 the euro has ceased to be used in the European Monetary System; or

       17.5.4 it is illegal, impossible or impracticable for payments to be made under this Agreement in euros.

       then, the Lender may, in its discretion, but after consultation with the Borrower, declare (such declaration to be binding on all the parties hereto) that the repayment of any Advance denominated in euro and any payment of interest thereon that is due and unpaid at the time of, or becomes due after, such declaration shall be made in a specified component currency, in which case the amount so to be paid in such component currency shall be computed on the basis of the equivalent of the euro in such component currency determined in accordance with the provisions of Council Regulation (EC) no 3320/94 of the 22nd December, 1994 (as amended from time to time) and the rates to be used shall be the Lender's rates for the purchase in the London foreign exchange market of the replacement currency with each of the components at or about 11.00 a.m. two business days before the day the relevant payment in the replacement currency is due.

18.    CHANGES IN CIRCUMSTANCES, TERMINATION OF COMMITMENT AND INCREASED COSTS

18.1 If any change in applicable law or regulation or in the interpretation thereof makes it unlawful in any jurisdiction for the Borrower to perform its obligations under this Agreement with regard to the Lender or for the Lender to make or fund or maintain the Advances or otherwise to give effect to its obligations contemplated by this Agreement in respect of the Facility, then (i) the Lender shall be discharged from all obligations to make or maintain Advances and (ii) the Borrower shall (subject to Clause 18.3) as soon as possible but in any event within thirty business days of demand pay to the Lender without premium or penalty the outstanding principal amount of the Loan together with accrued interest and any other amount expressed to be payable to the Lender under or in accordance with the terms of this Agreement.

18.2 The Borrower shall (subject to Clause 18.3) from time to time immediately on demand pay to the Lender such amounts as the Lender may reasonably determine are sufficient to indemnify it against the cost to it, by reason of its continuing to perform its obligations under this Agreement, of complying with the provisions of any new or amended law or regulation or of any request from or requirement (whether or not having the force of law) of any central bank or other fiscal, monetary or other authority (including any relating to taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) or any change in the interpretation or administration of such laws or regulations or request or requirement when taken in conjunction with the performance of its obligations to the Borrower under this Agreement provided that any such change applies generally to lending
                    -------------
     institutions and not solely to the Lender. Any determination by the Lender of such cost shall, in the absence of manifest error, be conclusive and binding upon the Borrower for the purposes of this Agreement.

     For the purposes of this Clause, the word "cost" shall be deemed to include (but without limitation):

               18.2.1.1 the cost of making, funding or maintaining all or any of a class of obligations which include the obligations undertaken or to be undertaken by the Lender under this Agreement;

               18.2.1.2 any payment (not being a payment on the Lender's overall net income) on or calculated by reference to obligations of a class or kind including the Lender's obligations under this Agreement;

               18.2.1.3 any deposit or restriction on lending relating or proportional to any class or kind of obligations which include the obligations undertaken or to be undertaken by the Lender under this Agreement;

               18.2.1.4 any reduction in the Lender's income by reason of any of the foregoing to the extent that the same may be attributable to or in proportion to the Lender's obligations under this Agreement.

18.3 If any circumstances arise by reason of which the Borrower is obliged to make any increased payment or the Lender is entitled to make any claim under any of Clauses 16.4, 18.1 or 18.2 then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations or the rights of the Lender under any of those Clauses upon becoming aware of the same the Lender shall, in consultation with the Borrower and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate such effects on the Borrower of such circumstances including the filing of any return, claim, declaration or similar document or the transfer of its rights and obligations to another financial institution in a manner which will avoid the circumstances in question or of its lending office to another jurisdiction in a manner which will avoid the circumstances in question and on terms mutually acceptable to the Borrower and the Lender, provided that the Lender shall not be under any obligation
                     -------------
     to take any such action, if, in the reasonable opinion of the Lender, to do so would or might have an adverse effect upon its business, operations or financial condition or be contrary to its policies.

19.  SET-OFF

19.1 The Borrower authorises the Lender to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Lender at any of its offices in or towards satisfaction of any amount then due and payable on the occurrence of an Event of Default from the Borrower to the Lender under this Agreement. For this purpose the Lender is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lender shall not be obliged to exercise any right given to it by this Clause. The Lender shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

20.  WAIVERS

20.1 No failure to exercise nor any delay in exercising on the part of the Lender of any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy prevent any other exercise thereof or the exercise of any other such right or remedy. The rights and remedies provided under or in connection with this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21.  COSTS AND EXPENSES

21.1 The Borrower shall:

     21.1.1 on demand reimburse the Lender for all out-of-pocket costs and expenses (including, without limitation, legal fees) reasonably incurred by it in the negotiation, preparation, execution and delivery of the Documents and any other documents to be delivered at any time pursuant to the Documents, provided that the Lender's
                                                    -------------
             out-of-pocket costs and expenses shall be capped at a maximum of (Pounds)30,000 (excluding VAT and disbursements) in respect of the Documents to be delivered at the date of this Agreement (subject to a proportionate increase in circumstances specified at the meeting between the Lender and the Borrower on 5 July 1999);

     21.1.2 pay to the Lender on demand an amount equal to all stamp and other duties and taxes to which the Documents and/or any other documents to be delivered at any time pursuant to the Documents are or at any time may be subject and shall indemnify the Lender against any liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such duty or tax; and

     21.1.3 pay to the Lender on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Lender in connection with:

             (a) any variation of, or amendment or supplement to, any of the terms of the Documents which has been requested by the Borrower or any Primus Affiliate; and/or

             (b) any consent or waiver required from the Lender in relation to the Documents,

     and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

     21.1.4 if an Event of Default shall have occurred and be continuing and notice thereof shall have been given to the Borrower, pay to the Lender on demand all relevant expenses (including the costs of preparation of documents) payable or incurred by the Lender in contemplation of or otherwise in connection with the enforcement of or preservation of any rights under any of the Documents or otherwise in respect of money owing under any of the Documents or in respect of any breach of any representation, warranty, covenant or undertaking herein contained, provided that such expenses were reasonably incurred.

22.  BENEFIT OF AGREEMENT AND TRANSFERS

22.1 The Lender is entitled to make a Disposition to any other person or entity, provided that (i) the Lender shall not make a Disposition to a competitor
     -------------
     of the Borrower or to any person connected to such competitor (here, for the purposes of this Clause 22.1, "connected" shall have the meaning ascribed to it in Section 839A of the Income and Corporation Taxes Act
     1988) or (ii) as a result of any such Disposition the Borrower will not be liable to pay an additional amount pursuant to this Agreement which additional amount would not have been payable had no such Disposition occurred.

22.2 The Borrower shall not be entitled to assign or transfer this Agreement or all or any of its rights, benefits, obligations and liabilities under this Agreement to any other party.

23.  NOTICES

23.1 Any communication or notice to be made or given by one person to another in connection with this Agreement shall be made or given by letter or facsimile transmission and (unless that person has by fifteen days' written notice to the other specified another address or facsimile number) shall be made or given to that person at the address or facsimile number specified below, each communication or notice by letter being deemed to have been made or given upon hand delivery to such address or, as the case may be, two business days after being posted to it postage prepaid in an envelope addressed to it at that address and each communication or notice by facsimile transmission being deemed to have been made or given when sent provided that the sender has received a transmission receipt confirming
     -------------
     full transmission of the relevant facsimile, in each case.

     The parties' addresses for notices are as follows:

     The Lender:

     Address:      International House
                   3 Harbourmaster Place
                   IFSC
                   Dublin 1
                   Republic of Ireland

     Attention:    Operations Manager

     Facsimile No: +353 1 207 2770

     Each of the Borrower and the Guarantor (two copies of each):

     Address:      Primus Telecommunications Limited
                   4 Victoria Street
                   London SW1H ONE

     Attention:    Andrew Reid/Oliver Buckley

     Facsimile No: +44 207 669 0205

     Address:      Primus Telecommunications Group Inc.
                   1700 Old Meadow Road
                   McLean
                   Virginia 22102
                   United States of America

     Attention:    Neil Hazard/David Slotkin

     Facsimile No: +1 703 902 2814

23.2 Each communication or document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a true and accurate translation thereof in English.

23.3 This Agreement may be executed in any number of counterparts, each of which shall constitute an original document.

24.  CONFIDENTIALITY

     The terms and conditions of this Agreement and all disclosures made and material exchanged or provided under or in connection with this Agreement and all non-publicly available information about the Borrower and its Affiliates are confidential and shall neither be disclosed (in whole or in part) to any person nor published without the prior written consent of the parties hereto (save that disclosure can be made to any person to whom it is intended to make a Disposition and who has signed a confidentiality undertaking approved (such approval not to be unreasonably withheld or delayed) by the Borrower), provided that this Clause shall not prevent
                                -------------
     disclosure as required by law or ministerial or judicial or parliamentary or regulatory authority or to the legal or audit or taxation advisers or bankers or other professional advisers of any party to this Agreement.

25.  LAW

25.1 This Agreement shall be governed by and construed in accordance with English law.

SIGNED and DELIVERED by each of the parties on the date specified at the beginning.

                              THE FIRST SCHEDULE

     NOTICE OF DRAWDOWN



To:        Ericsson I.F.S.
           International House
           3 Harbourmaster Place
           IFSC
           Dublin 1
           Republic of Ireland

Attention: [    ]

Date:


Dear Sirs,

NOTICE OF DRAWDOWN

We refer to the loan agreement dated [    ] 1999 (the "Agreement") entered into
between yourselves as Lender and ourselves as Borrower pursuant to which a credit facility of up to the Facility Amount has been made available to us. Terms defined in the Agreement shall have the same meanings when used herein.

We refer to Clause 5.3 of the Agreement and hereby request the following
Advance:

(a) the purpose of the proposed Advance is for the satisfaction of the obligations of [the Borrower/name of Primus Affiliate] under Purchase Orders in relation to the [purchase of Equipment/purchase of Software/combined purchase of items of Equipment/Software/installation of any of the above] and we attach hereto a schedule of the relevant invoices together with copies of such invoices (the "Invoices");

(b) the amount of the proposed Advance is ____________, being the aggregate VAT exclusive amount due under the Invoices;

(c)   the currency of the proposed Advance is _____________;

(d) the Drawdown Date of the proposed Advance is the date of payment of the Invoice; and

(e) the payment instructions for the proposed Advance are [account details of Supplier]:

      Bank:
      Address:
      Sort code:
      Account name:
      Account number:

We confirm that:

(i) we have paid 15% of the amount due under all relevant Purchase Orders and we attach a receipted invoice from [Supplier/Ericsson Affiliate];

(ii) the representations and warranties made by us in Clause 13 of the Agreement are true and accurate on the date hereof as if made on such date;

(iii) the undertakings contained in Clause 14 have at all times been complied with; and

(iv) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of the proposed Advance.

We ask that you complete and return to us the schedule of payment instalments (as referred to in Clause 11.1 of the Agreement) which will apply in respect of the Advance hereby requested (in the form of the Schedule set out below). After receiving such completed schedule of payment instalments from you and subject to being satisfied with it, we agree to sign and return it to you prior to the Drawdown Date specified above.

Signed by:



_________________________________
Authorised Signatory
for and on behalf of
PRIMUS TELECOMMUNICATIONS LIMITED



                 Schedule of payments relating to the Advance
              requested by the Notice of Drawdown dated ________



   1.                            2.                          3.
--------------------------------------------------------------------------------
Payment                        Payment        Principal element of each Payment*
  Type                          Dates
--------------------------------------------------------------------------------
   1.
--------------------------------------------------------------------------------
   2.
--------------------------------------------------------------------------------
   3.
--------------------------------------------------------------------------------
   4.
--------------------------------------------------------------------------------
   5.
--------------------------------------------------------------------------------
   6.
--------------------------------------------------------------------------------
   7.
--------------------------------------------------------------------------------
   8.
--------------------------------------------------------------------------------
   9.
--------------------------------------------------------------------------------
   10.
--------------------------------------------------------------------------------
   11.
--------------------------------------------------------------------------------
   12.
--------------------------------------------------------------------------------
   13.
--------------------------------------------------------------------------------
   14.
--------------------------------------------------------------------------------
   15.
--------------------------------------------------------------------------------
   16.
--------------------------------------------------------------------------------
   17.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   18.
--------------------------------------------------------------------------------
   19.
--------------------------------------------------------------------------------
   20.
--------------------------------------------------------------------------------

*NB 1. The amount of each Payment will be the sum of (a) the principal element set out above and (b) an amount for accrued interest .

     2. The Lender shall complete columns 2 and 3 in relation to the payment dates and the principal element of each Payment prior the Drawdown Date for the applicable Advance.

     3. Interest will be payable on each Repayment Date calculated at the rate set out in Clause 9.2 of the Loan Agreement.

Signed by:



____________________________
Authorised Signatory
for and on behalf of
ERICSSON I.F.S.

Dated:


Accepted:



____________________________
Authorised Signatory
for and on behalf of
PRIMUS TELECOMMUNICATIONS LIMITED

Dated:

                              THE SECOND SCHEDULE

                         CONDITION PRECEDENT DOCUMENTS

                     Part A (General Conditions Precedent)

1.   In relation to the Borrower:

     (a) a copy, certified to be a true and up-to-date copy by a duly authorised officer of the Borrower, of the memorandum and articles of association of the Borrower;

     (b) a copy, certified to be a true copy by a duly authorised officer of the Borrower, of a resolution of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute the Documents to which it is a party, and authorising a specified person or persons to execute on its behalf each of such Documents and to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with such Documents;

     (c) a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, each of the Documents to which it is a party and any documents to be delivered by the Borrower pursuant hereto or thereto.

2.   In relation to the Guarantor:

     (a) a copy, certified to be a true and up-to-date copy by a duly authorised officer of the Guarantor, of the memorandum and articles of association of the Guarantor;

     (b) a copy, certified to be a true copy by a duly authorised officer of the Guarantor, of a resolution of the board of directors of the Guarantor approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute the Documents to which it is a party, and authorising a specified person or persons to execute on its behalf each of such Documents and to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with such Documents;

     (c) a certificate of a duly authorised officer of the Guarantor setting out the names and signatures of the persons authorised to sign, on behalf of the Guarantor, each of the Documents to which it is a party and any documents to be delivered by the Guarantor pursuant hereto or thereto.

3.   This Agreement duly executed by the Borrower and the Lender.

4.   The Equipment Charge duly executed by the Borrower and the Lender.

5.   The Guarantee executed by the Guarantor.

6. A copy of any other authorisation or other document, opinion or assurance which the Lender considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by or for the validity and enforceability of any of the Documents.

7. An opinion of Pepper Hamilton, US legal counsel, acceptable to the Lender in respect of the Guarantor.


                 Part B (Conditions Precedent to each Advance)

In respect of each Advance:

1. When the Equipment is to be purchased by the Borrower pursuant to any Purchase Orders specified in the Drawdown Notice for such Advance:

1.1  a Charge duly executed by the Borrower;

1.2 if called upon to do so by the Lender, a letter addressed to the Lender from the landlord of the premises at which the relevant Equipment is to be installed or located whereby such Landlord waives all rights it may otherwise have in such Equipment;

1.3  in relation to the Borrower:

     (a) a copy, certified to be a true copy by a duly authorised officer of the Borrower, of a resolution of the board of directors of the Borrower approving the terms of, and the transaction contemplated by, the Charge and resolving that it execute the Charge, and authorising a specified person or persons to execute on its behalf the Charge and to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Charge;

     (b) a certificate of a duly authorised officer of the Borrower confirming the memorandum and articles of association of the Borrower remain unchanged since the last certified copy thereof was delivered to the Lender under this Agreement and setting out the names and signatures of the persons authorised to execute on its behalf the Charge and any documents be delivered by the Borrower pursuant thereto;

2. When the Equipment is to be purchased by any Primus Affiliate pursuant to any Purchase Orders specified in the Drawdown Notice for such Advance:

2.1 an Affiliate Undertaking duly executed by the relevant Primus Affiliate and any documents to be delivered by such Primus Affiliate pursuant thereto;

2.2  a Charge duly executed by the relevant Primus Affiliate;

2.3 if called upon to do so by the Lender, a letter addressed to the Lender from the Landlord of the premises at which the relevant equipment is to be installed or located whereby such Landlord waives all rights it may otherwise have in such Equipment;

2.4  in relation to the relevant Primus Affiliate:

     (a) a copy, certified to be a true and up-to-date copy by a duly authorised officer of such Primus Affiliate, of the constitutional documents of such Primus Affiliate;

     (b) a copy, certified to be a true copy by a duly authorised officer of such Primus Affiliate, of a resolution of the board of directors of such Primus Affiliate approving the terms of, and the transactions contemplated by, the Documents to which it is a party and resolving that it execute such Documents, and authorising a specified person or persons to execute on its behalf such Documents and to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with such Documents;

     (c) a certificate of a duly authorised officer of such Primus Affiliate setting out the names and signatures of the persons authorised to execute on its behalf each of the Documents to which it is a party and any documents to be delivered by such Primus Affiliate pursuant hereto or thereto;

2.5 an opinion of the local legal counsel to the relevant Primus Affiliate addressed to the Lender substantially in the form of the Fourth Schedule.

                              THE THIRD SCHEDULE

                             AFFILIATE UNDERTAKING



                                     DATED



                               [PRIMUS AFFILIATE]
                                  as Affiliate

                                      and


                                ERICSSON I.F.S.
                                   as Lender

                                      and

                       PRIMUS TELECOMMUNICATIONS LIMITED
                                   as Company



                       _________________________________

                             GUARANTEE UNDERTAKING
                                 AND INDEMNITY
                       _________________________________



                                   EVERSHEDS
                              S O L I C I T O R S
                 International Banking and Finance Department
                    Senator House, 85 Queen Victoria Street
                                London EC4V 4JL
                  Tel: +44 20 7919 4500 Fax: +44 20 7919 4919

     CONTENTS

1.  DEFINITIONS AND INTERPRETATION.......................  34

2.  GUARANTEE............................................  35

3.  INDEMNITY............................................  35

4.  CONTINUING SECURITY..................................  36

5.  ADDITIONAL SECURITY..................................  36

6.  OBLIGATION AS PRIMARY OBLIGOR........................  36

7.  DEEMED EFFECTIVENESS.................................  36

8.  AFFILIATE'S REPRESENTATIONS AND WARRANTIES...........  37

9.  RIGHTS OF THE LENDER.................................  37

10. RESTRICTION OF AFFILIATE'S RIGHTS AGAINST THE COMPANY  38

11. ENFORCEMENT..........................................  39

12. COSTS & EXPENSES.....................................  40

13. NOTICES..............................................  40

14. MISCELLANEOUS PROVISIONS.............................  40

15. LAW AND JURISDICTION.................................  41

EXECUTION PAGE...........................................  42
ANNEXURE A...............................................  43

THE FOURTH SCHEDULE......................................  44

EXECUTION PAGE...........................................  46

GUARANTEE UNDERTAKING AND INDEMNITY

DATED:

BETWEEN:

(1)  [PRIMUS AFFILIATE] as Affiliate;

(2)  ERICSSON I.F.S. as Lender; and

(3)  PRIMUS TELECOMMUNICATIONS LIMITED as Company.

RECITALS

(A) Under the terms of the Facility Agreement, the Lender has agreed to provide a loan facility to the Company for the purpose of satisfying certain of the payment obligations of the Company (or, as appropriate, any Primus Affiliate) under Purchase Orders to be issued in accordance the terms of the Supply Contract.

(B) The Company has requested that an Advance be made available by the Lender so that the proceeds thereof (or part of them) can be advanced by the Company to the Affiliate and applied towards the Affiliate's purchase of the System which the Lender has agreed to do on condition that the Affiliate enters into this Guarantee.

OPERATIVE TERMS

1.   DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise defined in this Guarantee or the context otherwise requires, terms defined in or by reference in the Facility Agreement shall have the same meaning when used in this Guarantee.

1.2  In this Guarantee:

     "Affiliate" means [insert name and details of the relevant Primus Affiliate] (and includes its successors and permitted assigns and any person with whom it may amalgamate);

     "Company" means Primus Telecommunications Limited, a company incorporated in England with registered number 02937312 and having its registered office at 4 Victoria Street, London SW1H 0NE (and includes its successors and permitted assigns and any person with whom it may amalgamate);

     "Facility Agreement" means an agreement of even date between the Company (as borrower) and the Lender (as lender) in respect of multi-currency loan facility of up to GBP 21,250,000;

     "Guaranteed Amounts" means all the sums referred to in Clause 2.1.1;

     "Lender" means Ericsson I.F.S., a company incorporated in Ireland with registered number 150734 and having its registered office at International House, 3 Harbourmaster Place, IFSC, Dublin 1, Republic of Ireland (and includes its successors and permitted assigns in accordance with Clause 14 and any person with whom it may amalgamate);

     "Outstanding Amount" means such part of the Guaranteed Amounts as shall from time to time be due and payable from the Company to the Lender;

     "Outstanding Obligations" means any obligation on the part of the Company assumed under the Facility Agreement in relation to the System which has fallen due for performance in accordance with its terms;

     "Parent" means Primus Telecommunications Group Inc., a company incorporated in under the laws of the State of Delaware, USA, and having its principal place of business at 1700 Old Meadow Road, McLean, Virginia 22102, U.S.A. (and includes its successors and permitted assigns and any person with whom it may amalgamate);

      "System" means those items of Equipment, Software, Services, Training, Installation and otherwise specified in an invoice issued by [the Lender/Ericsson Affiliate] to the Affiliate pursuant to the Supply Contract, a copy of which invoice is attached hereto as Annexure A.

1.3   In this Guarantee, unless the context otherwise requires:

      1.3.1 any references to "person" or "persons" shall include, without limitation, individuals, partnerships, corporations, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

     1.3.2 words (including words and expressions defined) denoting the singular shall include the plural and vice; words importing neuter gender shall include the masculine or feminine gender;

     1.3.3 any reference to this "Guarantee" or any other agreement or document shall be construed as a reference to this Guarantee Undertaking and Indemnity or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or extended;

     1.3.4 "business day" means a day (excluding Saturday or Sunday) on which banks are open for business in London;

     1.3.5 an "en cumbrance" shall be construed as a reference to any mortgage, pledge, lien, charge, equity, assignment by way of security, hypothecation, security interest, title retention and any other security arrangement and, if entered into for the purpose of raising borrowed money, any deferred purchase, title retention, financial lease, sale and repurchase or sale and lease-back arrangement and any royalty, over-riding royalty, net profits interest or production payment of any kind;

     1.3.6 any reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     1.3.7 any reference to a "Clause" or "Annexure" shall be construed as a reference to a Clause of or an Annexure to this Guarantee.

1.4  Clause headings are for ease of reference only.

2.   GUARANTEE

2.1 In consideration of the Lender agreeing to make the relevant Advance (or part of it) available for the purpose described in Recital (B) above, the Affiliate hereby unconditionally guarantees to the Lender:

     2.1.1 the due and prompt payment by the Company of all monies which are now or shall for the time being be due owing or incurred by the Company under the Facility Agreement in relation to the Advance referred to in Recital (B) or that portion of it which was applied towards the Affiliate's purchase of the System, together with all interest and other charges due under the Facility Agreement in relation to such amount (as well after as before any judgment) obtained in respect thereof;

     2.1.2 the due performance and observance by the Company of the obligations on the part of the Company assumed under the Facility Agreement in relation to the System.

3.   INDEMNITY

3.1 In addition to its obligations under Clause 2 and as a separate, continuing and independent obligation, the Affiliate hereby irrevocably agrees to indemnify and keep the Lender fully and effectively indemnified from and against all actions and proceedings, costs, damages, expenses, claims, demands and losses whatsoever arising as a result of any one or more of the following:

      3.1.1 any failure by the Company to make any payment of any Outstanding Amounts;

      3.1.2 the guarantee in Clause 2 being or becoming unenforceable or it being or becoming unlawful for the Affiliate to give the guarantee set out in Clause 2;

      3.1.3 the obligations of the Company under the Facility Agreement in respect of the System becoming illegal or unenforceable;

      3.1.4 the rights of the Lender under the Facility Agreement in respect of the System being unenforceable or in any way being incapable of being enforced in accordance with their terms or otherwise.

4.    CONTINUING SECURITY

4.1   The Affiliate hereby acknowledges that:

      4.1.1 the guarantee, undertaking and indemnity contained in this Guarantee shall continue in full force and effect until all the Guaranteed Amounts have been paid in full and all other obligations of the Company under the Facility Agreement in respect of the System have been performed or discharged; and

      4.1.2 it shall not be released from its obligations or liabilities under this Guarantee by any intermediate payment or performance or satisfaction of any Outstanding Amounts or Outstanding Obligations,

      but rather that this Guarantee shall continue and be binding as a continuing security of the Affiliate.

5.    ADDITIONAL SECURITY

5.1 The Affiliate acknowledges that this Guarantee shall be in addition to and shall not be in any way affected or prejudiced by any collateral or other security (whether merely personal or involving an encumbrance on any property and whether from the Company or any other person whatsoever) now or hereafter held by the Lender (or any person on behalf of the Lender) in respect of all or any part of the monies hereby secured or obligations hereby guaranteed nor shall such collateral or other security or any lien to which the Lender may be otherwise entitled or the liability of any person or persons not parties hereto for all or any part of such monies be in any way prejudiced or affected by this Guarantee and the Lender may at its discretion give time for payment or make any other arrangement with any other person or persons without prejudice to this Guarantee or any liability of the Affiliate hereunder.

6.    OBLIGATION AS PRIMARY OBLIGOR

6.1 The Affiliate acknowledges that its liability under this Guarantee shall be as a sole or primary obligor and not merely as surety and shall not be impaired or discharged by reason of any matter, act or omission whereby the liability of the Affiliate would have been discharged if it had been a principal debtor.

6.2 The Affiliate hereby waives all and any of its rights as surety which may at any time be inconsistent with any of the provisions of this Guarantee.

7.    DEEMED EFFECTIVENESS

7.1 The Affiliate acknowledges that its obligations in the Guarantee shall be deemed to be effective whether or not the Company shall have incurred any obligations to the Lender under the Facility Agreement before or upon or after the date hereof.

8.    AFFILIATE'S REPRESENTATIONS AND WARRANTIES

8.1   The Affiliate hereby represents and warrants to the Lender as follows:

     8.1.1 it is a corporation duly organised and validly existing under the laws of [country of incorporation] and has all requisite corporate power and authority to execute and deliver this Guarantee and to perform its obligations hereunder;

     8.1.2 the execution and delivery of this Guarantee and performance of its obligations hereunder has been duly authorised by appropriate corporate action and does not cause it to be in breach of any agreement or undertaking;

     8.1.3 this Guarantee constitutes legal and valid obligations binding on it and enforceable against it;

     8.1.4 all governmental and other organisations' approvals, licences and consents and declarations to any applicable governmental or other authorities and agencies in respect of the execution by the Affiliate of this Guarantee and for the performance and observance by it of its obligations hereunder or to render the guarantee, undertakings and indemnity contained herein legal, valid binding, enforceable and admissible in evidence have been obtained and remain in full force and effect.

9.   RIGHTS OF THE LENDER

9.1  Indulgence and giving of Time

     The Lender may at any time, without in any case affecting the guarantee, undertakings and indemnity contained in this Guarantee in its absolute discretion and with or without the assent or knowledge of the Affiliate:


     9.1.1 give time to the Company and/or of any other person contingently or otherwise liable for the monies hereby secured or the obligations hereby assumed for payment of any or all monies hereby secured or performance or observance of obligations hereby assumed or compound with, accept compositions from or make any other arrangement with the Company or any such other person or persons liable in respect of such monies or obligations;

     9.1.2 neglect or forbear to enforce payment of any or all monies hereby secured or performance or observance of obligations hereby assumed and (without prejudice to the generality of the foregoing) grant any indulgence or forbearance to or fail to assert or delay in asserting any right or remedy against the Company and/or any other person liable (whether contingently or otherwise) in respect of such monies or obligations or fail or delay in pursuing any rights or remedies against the Company or such other person;

     9.1.3 deal with, accept, vary, exchange, renew, abstain from perfecting or release any security or other guarantees, indemnities or rights now held or to be held by the Lender for or on account of all or any of the monies hereby secured or obligations hereby assumed; or

     9.1.4 amend, add to or vary the terms of the Facility Agreement and/or any other arrangement with any person or persons contingently or otherwise liable for the monies hereby secured or obligations hereby assumed.

9.2  Other means of Payment

     The Lender may:

     9.2.1 (but shall not be obliged to) resort for its benefit to any other means of payment or performance or observance of obligations under the Facility Agreement at any time in any other way it thinks fit without thereby diminishing the liability of the Affiliate under this Guarantee; and

     9.2.2  enforce this Guarantee either for:

          9.2.2.1 the payment of the balance of any Outstanding Amount after resorting to other means of payment; or

          9.2.2.2 the due performance or observance of certain Outstanding Obligations after resorting to enforcement of some Outstanding Obligations only; or

          9.2.2.3 the payment of any Outstanding Amount notwithstanding that other means of payment of money have not been resorted to and without entitling the Affiliate to any benefit from such other means of payment.

9.3  Suspense Account

     For the purpose of enabling the Lender to sue the Company or prove in its liquidation, receivership, insolvency or administration for all monies hereby secured or all obligations hereby undertaken to be performed by the Affiliate or to preserve intact the liability of any person (including the Affiliate), the Lender may at any time place and keep for such time as it may think prudent any money received, recovered or realised under this Guarantee in one or more separate or suspense accounts to the credit of the Affiliate (or such other person as it shall think fit) without any intermediate obligation on the Lender's part to apply the same or any part thereof in or towards the discharge of the monies owing or obligations to be observed or performed and without any intermediate right on the Affiliate's part to sue the Company or prove in the liquidation, receivership or insolvency of the Company in competition with the Lender or so as to diminish any dividend or other advantage that would or might accrue to the Lender or so as to treat the liability of the Company as diminished.

9.4  Foreign Currency

     The Lender may apply monies received recovered or realised by the Lender under this Guarantee in or towards payment of the purchase of any currency required in the discharge of any obligations hereby secured which under the terms of the Facility Agreement fall to be discharged in a different currency from the respective payment by the Affiliate (whether or not such purchase price includes a premium over any official or any other rate of exchange) and in or towards payment of any costs, charges and expenses incurred by the Lender in connection with the acquisition by the Lender of such currency.

10.  RESTRICTION ON AFFILIATE'S RIGHTS AGAINST THE COMPANY

10.1 No counter-security without the Lender's consent

     The Affiliate hereby warrants that it has not and covenants that it will not in respect of all or any part of the monies hereby secured take from the Company (or from any subsidiary or holding company of the Company or subsidiary of the Company's holding company), whether directly or indirectly, without the prior written consent of the Lender any promissory note, bill of exchange, mortgage, charge, assignment by way of security or any other counter-security, whether merely personal or involving a charge on any property whatsoever of the Company (or any subsidiary or holding company thereof) and whether it (or any person claiming through it by endorsement, assignment or otherwise) would or might on the liquidation of the Company and to the prejudice of the Lender increase the proofs in such liquidation or diminish the assets distributable amongst the creditors of the Company.

10.2 Hold counter-security in Trust

     The Affiliate hereby covenants to hold any such counter-security which the Affiliate may have taken or may take with such consent upon trust for the Lender as a security to the Lender for the fulfilment of the obligations of the Affiliate under this Guarantee and forthwith to deposit such counter-security with the Lender (or any agent nominated by the Lender for such purpose) and the Affiliate shall account to the Lender or such agent (as the case may be) for all monies at any time received by it in respect thereof.

10.3 Competition and Set-Off

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

     Unless and until all the monies hereby secured shall have been discharged and satisfied in full and the Affiliate shall have been discharged, the Affiliate shall not be entitled as against the Lender by paying off part only of the Guaranteed Amounts or performance in part of the obligations hereby assumed or by any other means or on any other ground to claim in the liquidation of the Company any set-off or counterclaim against the Company or claim or prove in competition with the Lender in respect of any payment by it under this Guarantee or be entitled to claim or have the benefit of any set-off, counterclaim or proof against or dividend, composition or payment by the Company or the benefit of any other security which the Lender may now or hereafter hold for the monies hereby secured or to have any share therein.

10.4 Insolvent Company

     10.4.1 The liquidation, receivership or insolvency of the Company shall not affect or terminate the liability of the Affiliate under this Guarantee.

     10.4.2 All dividends, compositions and payments received by the Lender or any trustee or agent of the Lender from the Company or any person or persons or company liable or his or their estates and the proceeds of any securities realised shall be taken and applied as payments in gross without any right on the part of the Affiliate to stand in the place of the Lender in respect of or to claim the benefit of any such dividends, compositions or payments or security released, received or held by the Lender until such time as the Lender shall have received the full amount of its claim against the Company in respect of all monies hereby secured.

11.  ENFORCEMENT

11.1 Payment or Performance on Demand

     Forthwith on the occurrence of any breach by the Company of any term or provision on its part contained in the Facility Agreement in respect of the System or upon any part of the Guaranteed Amounts having become due and payable by the Company to the Lender, the Affiliate shall (without prejudice to the generality of any provision of this Guarantee) on demand of the Lender pay to the Lender such Outstanding Amounts or perform such Outstanding Obligations.

11.2 Demand for Payment or Performance

     The demand referred to in Clause 11.1 shall mean a demand for payment of an Outstanding Amount or performance or observance of an Outstanding Obligation made by the Lender (or on behalf of the Lender by any agent, solicitor, secretary, manager, director or alternate director or other officer or servant of the Lender) on the Affiliate by notice in writing and such demand may be made when or at any time after the Lender becomes entitled to call for payment of the Outstanding Amount or performance of the Outstanding Obligation and separate demands may be made in respect of separate amounts or obligations at different times.

11.3 No Withholding

     Subject to Clause 11.4:


     11.3.1 the Affiliate shall pay all monies due under this Guarantee in full without any deduction, set-off, counterclaim or withholding whatsoever; and

     11.3.2 if the Affiliate shall be required by law to make any deduction or withholding from any payment, then the Affiliate shall ensure that such deduction or withholding will not exceed the minimum legal liability therefor and shall forthwith pay to the Lender such additional amount as will result in the receipt by the Lender of a net amount equal to the amount it would have received had no such deduction or withholding been required to be made.

11.4 If the Lender has received a tax benefit by reason of any deduction or withholding in respect of which the Affiliate has made an increased payment under Clause 11.3 and provided the Lender has received all amounts which are then due and payable by the Affiliate under any of the provisions of this Guarantee, the

     Lender shall pay to the Affiliate upon utilisation of the tax benefit to secure a saving of tax that would otherwise have been payable (to the extent that the Lender can do so without prejudicing the amount of that tax benefit and the right of the Lender to obtain or utilise any other benefit relief or allowance which may be available to it) such amount, if any, as the Lender shall determine will leave the Lender in no better and no worse position than the Lender would have been if the deduction or withholding had been required.

12.  COSTS AND EXPENSES

12.1 The Affiliate hereby covenants to pay to the Lender on demand the legal and other costs, charges and expenses from time to time reasonably incurred by the Lender in any way in connection with the enforcement or discharge of this Guarantee.

13.  NOTICES

13.1 Any communication or notice to be made or given by the Lender to the Affiliate in connection with this Guarantee shall be made or given by letter or facsimile transmission and (unless the Affiliate has by fifteen days' written notice to the Lender specified another address or facsimile number) shall be made or given to the Affiliate at the address or facsimile number specified below, each communication or notice by letter being deemed to have been made or given upon hand delivery to such address or, as the case may be, five business days after being posted to it postage prepaid in an envelope addressed to it at that address and each communication or notice by facsimile transmission being deemed to have been made or given when sent provided that the sender has received a transmission receipt confirming full transmission of the relevant facsimile, in each case.

     The Affiliate's address and facsimile number for communications and notices are as follows:

     Address:    [        ]

     Attention:  [        ]

     Fax number: [        ]

14.  MISCELLANEOUS PROVISIONS

14.1 Successors

     This Guarantee shall enure to the benefit of and be binding upon the respective parties hereto and any person to whom the Lender has made a Disposition in accordance with Clause 22 of the Facility Agreement

14.2 Severability

     14.2.1 If at any time any one or more of the provisions of this Guarantee is or becomes invalid, illegal or unenforceable in any respect or under any applicable law, then the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     14.2.2 If at any time the guarantee and/or indemnity contained in this Guarantee is or becomes invalid or unenforceable in whole or in part against the Affiliate, then the guarantee and/or the indemnity (as the case may be) shall be deemed to continue in full force and effect save to the extent that such guarantee and/or the indemnity has become invalid or unenforceable.

14.3 Waivers

     No delays by the Lender in exercising or the omission by the Lender to exercise any right, power or privilege under this Guarantee shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege, nor shall any singular or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

14.4 Exercise of Rights

     The rights and remedies provided in this Guarantee are cumulative and not exclusive of any rights and remedies provided by law or otherwise.


14.5 Amendments

     No modification of any provision of this Guarantee shall be binding unless the same shall be evidenced in writing duly executed by the Affiliate, the Lender and the Company.

15.  LAW AND JURISDICTION

15.1 Governing Law

     This Guarantee is governed by, and shall be construed in accordance with, English law.

15.2 Submission to jurisdiction

     For the benefit of the Lender, the Affiliate agrees that the courts of England are to have jurisdiction to settle any disputes which may anise in connection with the legal relationships established by this Guarantee (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Guarantee.

15.3 The Affiliate irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

15.4 The submission to jurisdiction of the courts contained in Clause 15.2 shall not (and shall not be construed so as to) limit the right of the Lender to take any proceedings against the Affiliate in any other court of competent jurisdiction nor shall the taking of the proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.5 Process Agent

     The Affiliate shall at all times maintain an agent for service of process in England. Such agent shall be the Company and any writ, judgment or other notice of legal process shall be sufficiently served on the Affiliate if delivered to the Company at its address above.

15.6 The Company hereby acknowledges and consents to such appointment.

IN WITNESS WHEREOF this Guarantee Undertaking and Indemnity has been executed and delivered as a deed by the Affiliate and executed under hand by the Lender on the date stated at the beginning.

                                EXECUTION PAGE

AFFILIATE

EXECUTED for                       )
[PRIMUS AFFILIATE]                 )
by:                                )


 ......................
Director


 ......................
Director


LENDER

SIGNED for and on behalf of        )
ERICSSON I.F.S. by:                )


 ......................
Authorised Signatory


COMPANY

SIGNED for and on behalf of        )
PRIMUS TELECOMMUNICATIONS LIMITED  )
by:                                )


 ......................
Authorised Signatory

     ANNEXURE A


     [A copy of the relevant invoice is to be attached]

                              THE FOURTH SCHEDULE

                     FORM OF LEGAL OPINION TO BE GIVEN BY
                    LOCAL LEGAL COUNSEL TO PRIMUS AFFILIATE


         [TO BE TYPED ON LOCAL LEGAL COUNSEL'S LETTERHEADED NOTEPAPER]

To:       Ericsson I.F.S.
          International House
          3 Harbourmaster Place
          IFSC
          Dublin 1
          Republic of Ireland


Dear Sirs

1.    Introduction

1.1 We give this opinion as special counsel on behalf of Ericsson IFS in connection with a facility agreement dated _______ 1999 (the "Facility Agreement") between Primus Telecommunications Limited (as borrower) and Ericsson IFS (as lender) relating to a multi-currency credit facility of up to an aggregate amount of (Pounds)21,250,000. Terms defined in or by reference in the Facility Agreement shall have the same meanings herein.

2.    DOCUMENTS EXAMINED

2.1   For the purpose of this opinion, we have examined and rely on:

      2.1.1 an executed copy of [describe the applicable Affiliate
            Undertaking];

      2.1.2 an executed copy of [describe the applicable Charge];

      2.1.3 [list any other documents that local counsel examined in order to give this opinion].

3.    OPINION

3.1 Based on and subject to the documents we have examined and the assumptions, exceptions, qualifications and reservations set out herein/1/, we are of the opinion that:

      3.1.1 the Company is duly constituted and validly existing under the laws of its state of incorporation;

      3.1.2 the Company has full power, capacity and authority to own its assets, to carry on its business as is now being carried on and to discharge liabilities and perform obligations of the nature specified in the Affiliate Undertaking and the Charge;

     3.1.3 the Affiliate Undertaking and the Charge constitutes the Company's legal, valid and binding obligations enforceable against it;

     3.1.4 the persons who execute the Affiliate Undertaking and the Charge on behalf of the Company are duly authorised to do so and to bind the Company to its obligations under the Affiliate Undertaking and the Charge;

_______________
     /1/ Local counsel should include such assumptions, exceptions, qualifications and reservations as are necessary to take account of local law.

     3.1.5 the execution and delivery of the Affiliate Undertaking and the Charge and the performance of the obligations and discharge of the liabilities, contemplated therein do not and will not violate any law or regulation in the [insert applicable jurisdiction] and are not in conflict or inconsistent with the terms of any [insert applicable jurisdiction] law;

     3.1.6 all actions, conditions, consents and other requirements of [insert applicable jurisdiction] law and of the Company's constitutional documentation have been taken, fulfilled and observed so as to enable the Company to incur and perform the obligations and discharge the liabilities created by the Affiliate Undertaking and the Charge;

     3.1.7 it is not necessary for the legality, validity and enforceability or admissibility in evidence of the Affiliate Undertaking and the Charge that either of the documents be filed and recorded or registered with any court or authority in or of [insert applicable jurisdiction] and that no stamp duty, registration or other similar tax is payable in [insert applicable jurisdiction];

     3.1.8 the choice of English law to govern the Affiliate Undertaking and the Charge is a valid choice under the laws of [insert applicable jurisdiction] and will be enforced by a court in [insert applicable jurisdiction] and that the Company's submission to the jurisdiction of the English courts and its appointment of an agent to service of process in England is valid;

     3.1.9 it is not a requirement under [insert applicable jurisdiction] law that the Lender be licenced, qualified or entitled to carry on business in [insert applicable jurisdiction] in order to be able to enter into, execute, deliver and enforce its rights under either of the Affiliate Undertaking and the Charge;

     3.1.10 the Lender will not become subject to taxation in [insert applicable jurisdiction] solely by virtue of entering into the Affiliate Undertaking and the Charge; and

     3.1.11 no further action whatsoever (whether on the part of the Lender, the Borrower, the Company or any other party) is required to ensure that, following the occurrence of an Event of Default, the Lender can recover actual physical possession of the equipment to which the Charge relates;

     3.1.12 [any other aspects which Counsel considers relevant].

NB Counsel is also required to advise as to whether any priority or subordination arrangements will be required to be entered into with creditors of the Company in order to ensure that the Lender has a first ranking security interest created in its favour over the equipment to which the Charge relates.

                                EXECUTION PAGE

BORROWER

PRIMUS TELECOMMUNICATIONS LIMITED



By: ___________________________

Name:

Title:



LENDER

ERICSSON I.F.S.



By: ___________________________

Name:

Title: